[GCI Logo]





                             LETTER TO SHAREHOLDERS

                                 April 30, 2001

                     Re: 2001 Annual Meeting of Shareholders
                         of General Communication, Inc.


Dear Shareholder:

         The board of directors of General Communication, Inc. cordially invites and encourages you to attend the annual meeting of shareholders of the Company. The meeting will be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Thursday, June 7, 2001. The board has chosen the close of business on April 10, 2001 as the record date for determining the shareholders entitled to notice of and to vote at the meeting. A reception for shareholders will be held prior to the meeting from 5:00 p.m. to 6:00 p.m. at the site of the meeting.

         Copies of the Notice of Annual Meeting of Shareholders, Proxy and Proxy Statement are enclosed covering the formal business to be conducted at the meeting. Also enclosed for your information is a copy of the Company's annual report to shareholders in the form of the Company's Form 10-K for the year ended December 31, 2000.

         At the meeting, the shareholders will be asked to elect individuals to fill four positions on the board of directors as a classified board as required by the revised Bylaws of the Company and to conduct other business as described more fully in the Proxy Statement and as may properly come before the meeting. Regardless of the number of shares you own, your careful consideration of and vote on these matters is important.

         In order to ensure that we have a quorum and that your shares are voted at the meeting, please complete, date and sign the enclosed Proxy and return it promptly in the enclosed addressed and stamped envelope.

         In addition to conducting the formal business at the meeting, we shall also review the Company's activities over the past year and its plans for the future. I hope you will be able to join us.

                                           Sincerely,


                                           /s/
                                           Ronald A. Duncan
                                           President and Chief Executive Officer

PROXY                                                                      PROXY



                           GENERAL COMMUNICATION, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

              FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

                                  June 7, 2001


         The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated April 30, 2001 and holding Class A common stock, Class B common stock, or Series B convertible, redeemable, accreting preferred stock of General Communication, Inc. ("Company") of record determined as of April 10, 2001, hereby appoints Ronald A. Duncan, on behalf of the board of directors of the Company, and each of them, the proxy of the undersigned, with full power of substitution, to attend that annual meeting of shareholders, to be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Thursday, June 7, 2001 and any adjournment or adjournments of that meeting. The undersigned further directs those holders of this Proxy to vote at that annual meeting, as specified in this Proxy, all of the shares of stock of the undersigned in the Company, which the undersigned would be entitled to vote if personally present, as follows:

          1. To elect three directors, each for three-year terms, as part of Class III of the ten-member classified board of directors and to elect one director to complete the remaining two years of the three-year term in Class II of that board, as identified in this
             Proxy:



             | |  FOR all nominees listed          | |  WITHHOLD AUTHORITY to
                  below (except as marked               vote for all nominees
                  to the contrary)                      listed below

                               (a) Class II:  Stephen M. Brett

                               (b) Class III: Donne F. Fisher
                                              William P. Glasgow
                                              James M. Schneider


INSTRUCTIONS:

         To withhold authority under this Proxy to vote for one or more individual nominees, draw a line through the name of the nominee for which you wish authority to be withheld.

         Should the undersigned choose to mark this Proxy as withholding authority to vote for one or more nominees as listed above, this Proxy will, nevertheless, be used for purposes of establishing a quorum at the annual meeting of shareholders.

          2. To transact in the proxyholder's discretion such other business as may come before that annual meeting of shareholders, including the approval (but not the ratification) of the minutes of the June 8, 2000 annual meeting of shareholders of the Company and other matters as described in the Proxy Statement. As of the record date, the Board was unaware of any other business to be brought at the meeting other than the approval of those minutes.

         The undersigned hereby ratifies and confirms all that the proxyholder or the holder's substitute lawfully does or causes to be done by virtue of this Proxy and hereby revokes any and all proxies given prior to this Proxy by the undersigned to vote at the annual meeting of shareholders or any adjournments of the meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting and the Proxy Statement accompanying that notice.


DATED:

                                      Signature of Shareholder
                                      Print Name:



                                      Signature of Shareholder
                                      Print Name:


         Please date this Proxy, sign it above as your name appears printed elsewhere on this Proxy, and return it in the enclosed envelope which requires no postage. Joint owners should each sign personally. When signing as attorney, executor, trustee, guardian, administrator, or officer of a corporation or other entity, please give that title.

         The board recommends a vote "for" proposal no. (1). This Proxy, when properly executed, will be voted as directed. If no direction is made, it will be voted "for" proposal no. (1). If any other business is properly presented at the annual meeting, this Proxy will be voted in accordance with the best judgment and discretion of the proxyholder.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 7, 2001

                            -------------------------


                                                                  April 30, 2001
To the Shareholders of
General Communication, Inc.

         NOTICE IS HEREBY GIVEN that, pursuant to the Bylaws of General Communication, Inc. ("Company") and the call of the board of directors of the Company, the annual meeting of shareholders of the Company, will be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Thursday, June 7, 2001. At the meeting, shareholders will consider and vote upon the following matters:

         - Electing directors, each for three-year terms, as part of Class III of the ten-member classified board; and electing one director to complete the remaining two years of the three-year term in Class II of the classified board

         - Transacting such other business as may properly come before the annual meeting and any adjournment or adjournments of it

         All of the above matters are more fully described in the accompanying Proxy Statement. A reception for shareholders will precede the annual meeting, commencing at 5:00 p.m.

         By resolution adopted by the board, the close of business on April 10, 2001 has been fixed as the record date for the annual meeting. Only holders of shares of Class A common stock, Class B common stock and Series B convertible, redeemable, accreting preferred stock of the Company of record as of that date will be entitled to notice of and to vote at the annual meeting or any adjournment or adjournments of it.

         The accompanying form of Proxy is solicited by the board. The enclosed Proxy Statement contains further information with regard to the business to be transacted at the annual meeting. A list of shareholders of the Company as of the record date will be kept at the Company's offices at 2550 Denali Street, Suite 1000, Anchorage, Alaska for a period of 30 days prior to the annual meeting and will be subject to inspection by any shareholder at any time during normal business hours.

         In order to ensure that we have a quorum and that your shares are voted at the annual meeting, please sign and date the enclosed Proxy and mail it to the Company's transfer agent (Mellon Investor Services LLC) in the enclosed, addressed and stamped envelope. If you send in your Proxy and later do attend the annual meeting, you may then withdraw your Proxy should you desire to do so. However, in this case, you must revoke your Proxy in writing and present that written revocation at the annual meeting. Thereafter, you may vote in person if you wish. The Proxy may be revoked at any time prior to its exercise.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/
                                             John M. Lowber, Secretary

                           GENERAL COMMUNICATION, INC.
                         2550 Denali Street, Suite 1000
                             Anchorage, Alaska 99503
                                 (907) 265-5600


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 7, 2001


         This Proxy Statement is submitted with the Notice of Annual Meeting of Shareholders of General Communication, Inc. ("Company") where the annual meeting ("Annual Meeting") is to be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6:00 p.m. (Alaska Daylight Time) on Thursday, June 7, 2001.

         This Proxy Statement, the Letter to Shareholders, Notice of Annual Meeting, and the accompanying Proxy are first being sent or delivered to shareholders of the Company on or about April 30, 2001. A copy of the Company's Annual Report, in the form of the Company's Form 10-K for the year ended December 31, 2000, accompanies this Proxy Statement. See, "Annual Report."


         DATED:  April 30, 2001

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
COMPANY ANNUAL MEETING.........................................................3

MANAGEMENT OF COMPANY..........................................................8

CERTAIN TRANSACTIONS..........................................................29

OWNERSHIP OF COMPANY..........................................................39

LITIGATION AND REGULATORY MATTERS.............................................46

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS..............................46

ANNUAL REPORT.................................................................47

FUTURE SHAREHOLDER PROPOSALS..................................................47


                                                                 Proxy Statement

                             COMPANY ANNUAL MEETING

Voting Procedure

         Overview. This Proxy Statement is furnished in connection with the solicitation by the Company's board of directors ("Board") of proxies from the holders of the Company's outstanding Class A and Class B common stock and outstanding Series B convertible, redeemable, accreting preferred stock for use at the Annual Meeting. The Proxy Statement, Letter to Shareholders, Notice of Annual Meeting and accompanying Board proxy ("Proxy") are first being sent or delivered to shareholders of the Company on or about April 30, 2001. A copy of the Company's Annual Report, in the form of the Company's Form 10-K for the year ended December 31, 2000, accompanies this Proxy Statement. See, "Annual Report."

         Time and Place. The Annual Meeting will be held at Josephine's Restaurant on the 15th floor in the Sheraton Hotel at 401 East 6th Avenue in Anchorage, Alaska at 6 p.m. (Alaska Daylight Time) on Thursday, June 7, 2001. A reception for shareholders will commence at 5 p.m. at that location.

         Purpose. As indicated in the Notice of Annual Meeting, the following matters will be considered and voted upon at the Annual Meeting:

         - Electing three directors in Class III of the classified Board for three-year terms and electing one director to complete the remaining two years of the three-year term in Class II of the board

         - Transacting such other business as may properly come before the meeting and any adjournment or adjournments of it

         Outstanding Voting Securities. Only holders of Class A and Class B common stock and Series B preferred stock as of the record date for the Annual Meeting ("Shareholders") will be entitled to notice of, and to vote at, the Annual Meeting. The Board has chosen the close of business on April 10, 2001 as the record date for the Annual Meeting ("Record Date"). As of the Record Date and under the current Restated Articles of Incorporation ("Articles"), the outstanding stock of the Company was divided into three categories:

         - Class A common stock, for which the holder of a share is entitled to one vote

         - Class B common stock, for which the holder of a share is entitled to ten votes

         - Series B preferred stock, for which the holder has limited voting rights


                                                                 Proxy Statement

         On the Record Date, there were 48,788,473 shares of Class A common stock and 3,898,706 shares of Class B common stock outstanding and entitled to be voted at the Annual Meeting. In addition, there were, as of that date, 20,000 shares of Series B preferred stock outstanding. Under the terms of issuance of the shares of Series B preferred stock in April 1999, the shares are entitled, with limited exception, to a number of votes at the meeting equal to the largest number of full shares of Class A common stock into which the Series B preferred stock may be converted. As of the Record Date, that number of equivalent shares of Class A common stock (excluding equivalent shares of Class A common stock representing dividends paid in Series B preferred stock accrued through that date) was 3,603,603 shares.

         Voting Rights, Votes Required for Approval. At the Annual Meeting, a simple majority of the issued and outstanding Company common stock and preferred stock entitled to be voted as of the Record Date will constitute a quorum. As an example, since there were a total of 48,788,473 shares of Class A common stock, 3,898,706 shares of Class B common stock and 20,000 shares of Series B preferred stock issued and outstanding and entitled to be voted as of the Record Date, a quorum would be established by the presence of Shareholders, directly or by proxy, holding at least 3,098,906 shares of Class A common stock, all 3,898,706 shares of Class B common stock, and all 20,000 shares of Series B preferred stock. See "Certain Transactions: Series B Preferred Stock."

         Because of the ten-for-one voting power of the Class B common stock, shares of that stock have a substantial impact on the voting power for purposes of taking votes on matters addressed at the Annual Meeting. The total number of votes to which Class A common stock (including the issued and outstanding Series B preferred stock on an as-converted basis) and Class B common stock were entitled as of the Record Date were 52,392,076 and 38,987,060 respectively.

         Adoption of the Annual Meeting agenda item pertaining to electing directors will require an affirmative vote by the holders of at least a simple majority of the voting power of the issued and outstanding Class A common stock (including the issued and outstanding Series B preferred stock on an as-converted basis) and Class B common stock entitled to vote as of the Record Date. Under the Articles, voting on this item must be by the Class A and Class B common stock and the Series B preferred stock voting as a group.

         The Articles expressly provide for non-cumulative voting in the election of directors.

         As of the Record Date, the number and percentage of outstanding shares entitled to vote held by directors and executive officers of the Company and their affiliates were 4,082,431 shares of Class A common stock (not including the issued and outstanding Series B preferred stock on an as-converted basis), constituting approximately 8.1% of the outstanding stock in that class, 1,501,993 shares of Company Class



                                                                 Proxy Statement

B common stock, constituting approximately 38.5% of the outstanding stock in that class, and all 20,000 shares of the outstanding Series B preferred stock.

         As of the Record Date, 9,616,385 shares of Company Class A common stock, constituting approximately 19.6% of the outstanding stock in that class, and 2,030,591 shares of Company Class B common stock, constituting approximately 52.1% of the outstanding stock in that class, were subject to a voting agreement ("Voting Agreement"). Also as of the Record Date, the voting power of the common stock of the Company subject to the Voting Agreement was approximately 34.1% of the effective voting power of the combined outstanding Class A and Class B common stock of the Company. As of the Record Date, when combined, the voting power held by management of the Company and the parties to the Voting Agreement constituted approximately 47.7% of the outstanding voting power of Class A and Class B common stock and Series B preferred stock of the Company. See, "Management of Company: Voting Agreement."

         None of the Board nominees have been recommended by the parties to the Voting Agreement. See, "Management of Company: Voting Agreement."

         Mr. Brett, management's nominee for the Class II position on the Board, is proposed by the Board to fill the vacancy caused by the resignation of Larry
E. Romrell in January 2001. The Board did appoint Mr. Brett, and he has served as a director of the Company since that appointment.

         In past annual meetings, the parties to the Voting Agreement have voted for management's slate of nominees for the Board. Management has no reason to believe the parties to the present Voting Agreement will not vote for management's slate of nominees for the Board as identified in this Proxy Statement. See, "Management of Company: Voting Agreement"; "Ownership of
Company: Principal Shareholders" and "-- Changes in Control--Voting Agreement."

         Proxies. The accompanying form of Proxy is being solicited on behalf of the Board for use at the Annual Meeting.

         Subject to the conditions described in this section, the shares represented by each Proxy executed in the accompanying form of Proxy will be voted at the Annual Meeting in accordance with the instructions in that Proxy. The Proxy will be voted for management's nominees for directors as a classified board and as otherwise specified in the Proxy, unless a contrary choice is specified.

         The form Proxy also gives discretionary authority to the holder on other matters. See, within this section, "--Other Business."

         All votes cast by Shareholders, directly or by Proxy completed and executed in accordance with the instructions on the Proxy, will be counted at the Annual Meeting. A



                                                                 Proxy Statement

Proxy having one or more clearly marked abstentions on one or more of the proposals to be addressed at the Annual Meeting will be honored as an abstention. However, such a Proxy will be counted for purposes of establishing a quorum at the Annual Meeting. A Proxy having no indication of a vote on one or more of the proposals to be addressed at the Annual Meeting will be voted "for" the corresponding proposals.

         A Proxy executed in the form enclosed may be revoked by the Shareholder signing the Proxy at any time before the authority granted under the Proxy is exercised by giving written notice to the Secretary of the Board, whose address is as follows: General Communication, Inc., 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503, ATTN: Corporate Secretary. The notice may also be delivered to the Secretary prior to a vote using the Proxy at the Annual Meeting. Thereafter the Shareholder signing the Proxy may vote in person or by other proxy as provided by the revised Bylaws of the Company in effect as of the Record Date ("Bylaws"). The Shareholder signing the Proxy may also revoke that proxy by a duly executed proxy bearing a later date.

         The expenses of the Proxy solicitation made by the Board for the Annual Meeting, including the cost of preparing, assembling and mailing the Notice of Annual Meeting, Proxy, Proxy Statement, and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of these proxy materials, solicitation may be made in person or by telephone, telecopy, telegraph, or electronic mail by officers, directors, or regular employees of the Company, none of whom will receive additional compensation for that effort.


Director Elections

         Overview. The Board is composed of ten directors classified into the following three classes with the number of members as indicated: Class I (four members), Class II (three members), and Class III (three members).

         At the Annual Meeting, three individuals will be elected to positions in Class III of the Board for three-year terms, and one individual will be elected to a position in Class II of the Board to complete the remaining two years of the three-year term in that class. The individuals so elected will serve subject to the provisions of the Bylaws and until the election and qualification of their respective successors.

         Management believes that its proposed nominees for election as directors are willing to serve as such. It is intended that the proxyholders named in the accompanying form of Proxy or their substitutes will vote for the election of these nominees unless specifically instructed to the contrary. However, if any nominee at the time of the election is unable or unwilling or is otherwise unavailable for election and as a conse-



                                                                 Proxy Statement
quence, other nominees are designated, the proxyholders named in the Proxy or their substitutes will have discretion and authority to vote or refrain from voting in accordance with their judgment with respect to other nominees.

         Recommendation of Board. Management and the Board recommend to the Shareholders a vote "FOR" the slate of four individuals as directors in the positions up for election at the Annual Meeting, i.e., a vote for item number 1 of the Proxy. This slate of individuals and the respective classes on the Board for which they are nominated are as follows:

         -     Stephen M. Brett (Class II)

         -     Donne F. Fisher (Class III)

         -     William P. Glasgow (Class III)

         -     James M. Schneider (Class III)

         Background and other information on each of the nominees is provided elsewhere in this Proxy Statement. See, "Management of Company."


Other Business

         Other matters, beyond the election of directors identified in this proxy statement, which may be addressed at the Annual Meeting consist of approval (but not the ratification) of the minutes of the past annual shareholder meeting held on June 8, 2000, matters incident to the conduct of the Annual Meeting, and other business as may properly come before the Shareholders at that meeting. A vote for the adoption of those minutes will be an affirmation that the minutes, as written, properly reflect the proceedings of that meeting and the action taken at that meeting. However, such a vote will not be an action constituting approval or disapproval of the matters referred to in those minutes. While the Company was, as of the Record Date, unaware of other business to come before the meeting, they could include election of a person to the Board for which a bona fide nominee is named in the proxy statement and where that nominee is unable to serve or for good cause will not serve, and matters proposed by Shareholders for which the Company has not received timely notice.

         The Board intends to use discretionary voting authority given it under the Company's Bylaws adopted pursuant to Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended, should any other matter come before the Annual Meeting.

         Other than these matters, the Board does not intend to bring other business before the Annual Meeting and does not know of any other matter which anyone else



                                                                 Proxy Statement
proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying form of Proxy or their duly constituted substitutes acting at the Annual Meeting will be deemed authorized to vote or otherwise act upon those matters in accordance with their judgment.


                              MANAGEMENT OF COMPANY

Directors and Executive Officers

         The following table sets forth certain information about the Company's directors and executive officers as of the Record Date.

        Name                                       Age     Position
        ----                                       ---     --------
        Carter F. Page (1),(2),(3),(4),(5)          69     Chairman and Director

        Ronald A. Duncan (1),(3)                    48     President, Chief Executive Officer and Director

        Robert M. Walp (1),(3)                      73     Vice Chairman and Director

        John M. Lowber (2)                          51     Senior Vice President, Chief Financial Officer, Secretary
                                                           and Treasurer

        G. Wilson Hughes                            55     Executive Vice President and General Manager

        William C. Behnke                           43     Senior Vice President-Marketing and Sales

        Richard P. Dowling                          57     Senior Vice President-Corporate Development

        Dana L. Tindall                             39     Senior Vice President-Regulatory Affairs

        Ronald R. Beaumont (1),(3)                  52     Director

        Stephen M. Brett (1),(3),(5)                60     Director, Nominee

        Donne F. Fisher (1),(2),(3),(4),(5)         62     Director, Nominee

        William P. Glasgow (1),(3),(5)              42     Director, Nominee

        Paul S. Lattanzio (1),(3),(5)               37     Director

        Stephen R. Mooney (1),(3)                   41     Director

        James M. Schneider (1),(3),(4),(5)          48     Director, Nominee

--------------------------------
1        Member of Compensation Committee.

2        Member of Finance Committee.

3 The present classification of the Board is as follows: (1) Class 1 - Messrs. Beaumont, Lattanzio, Page, and Walp, whose present terms expire at the time of the 2002 annual meeting; (2) Class II - Messrs. Duncan and Mooney whose present terms expire at the time of the 2003 annual meeting (in addition, Mr. Brett is nominated to this class by management); and (3) Class III - Messrs. Fisher, Glasgow, and Schneider, whose present terms expire at the time of the Annual Meeting.

4        Member of the Audit Committee.

5        Member of the Option Committee.


                                                                 Proxy Statement

         Carter F. Page. Mr. Page has served as Chairman and a director of the Company since 1980. From December 1987 to December 1989, he served as a consultant to WestMarc Communications, Inc. ("WestMarc") a wholly-owned subsidiary of AT & T Corp. in matters related to the Company. Mr. Page served as President and director of WestMarc from 1972 to December 1987. His present term as a director of the Company expires in 2002.

         Ronald A. Duncan. Mr. Duncan is a co-founder of the Company and has been a director of the Company since 1979. Mr. Duncan has served as President and Chief Executive Officer of the Company since January 1, 1989. From 1979 through December 1988 he was the Executive Vice President of the Company. He is his own nominee to the Board pursuant to the Voting Agreement. See, within this section, "-- Voting Agreement." His present term as a director of the Company expires in 2003.

         Robert M. Walp. Mr. Walp is a co-founder of the Company and has been a director of the Company since 1979. Mr. Walp has served as Vice Chairman of the Company since January 1, 1989 and is an employee of the Company. From 1979 through 1988, he served as President and Chief Executive Officer of the Company. Mr. Walp is his own nominee to the Board pursuant to the Voting Agreement. See, within this section, "-- Voting Agreement." His present term as a director of the Company expires in 2002.

         John M. Lowber. Mr. Lowber has served as Chief Financial Officer of the Company since January 1987, as Secretary and Treasurer since July 1988 and as Senior Vice President since December 1989. He was Vice President-Administration for the Company from 1985 to December 1989. Prior to joining the Company, Mr. Lowber was a senior manager at KPMG LLP, formerly Peat Marwick Mitchell and Co.

         G. Wilson Hughes. Mr. Hughes has served as Executive Vice President and General Manager of the Company since June 1991. He was President and a member of the board of directors of Northern Air Cargo, Inc. from March 1989 to June 1991. From June 1984 to December 1988, Mr. Hughes was President and a member of the board of directors of Enserch Alaska Services, Inc.

         William C. Behnke. Mr Behnke has served as Senior Vice President-Strategic Initiatives for the Company since January 2001 and, prior to that, had served as Senior Vice President-Marketing and Sales for the Company from January 1994. He was Vice President of the Company and President of GCI Network Systems, Inc., a former subsidiary of the Company, from February 1992 to January 1994. From June 1989 to February 1992, Mr. Behnke was Vice President of the Company and General Manager of GCI Network Systems, Inc. From August 1984 to June 1989, he was Senior Vice President for TransAlaska Data Systems, Inc.

         Richard P. Dowling. Mr. Dowling has served as Senior Vice President-Corporate Development for the Company since December 1990. He was Senior Vice



                                                                 Proxy Statement

President-Operations and Engineering for the Company from December 1989 to December 1990. From 1981 to December 1989, Mr. Dowling served as Vice President-Operations and Engineering for the Company.

         Dana L. Tindall. Ms. Tindall has served as Senior Vice President-Regulatory Affairs since January 1994. She was Vice President-Regulatory Affairs for the Company from January 1991 to January 1994. From October 1989 through December 1990, Ms. Tindall was Director of Regulatory Affairs for the Company, and she served as Manager of Regulatory Affairs for the Company from 1985 to October 1989. In addition, Ms. Tindall was an adjunct professor of telecommunications economics at Alaska Pacific University from September through December 1995.

         Ronald R. Beaumont. Mr. Beaumont has served as a director of the Company since his appointment by the Board in February 1999. He has more than 25 years experience in the telecommunications industry. Mr. Beaumont has been Chief Operating Officer at WorldCom, Inc. ("WorldCom") since November 2000 and, prior to that, he had served as President of Operations and Technology at WorldCom from September 1998. Prior to that, Mr. Beaumont was President of WorldCom Network Services from its formation, after the merger of WorldCom and MFS Communications in December 1996, to September 1998. Prior to that, he was President and Chief Executive Officer of MFS North America, Inc. from October 1994 to December 1996. Mr. Beaumont has been one of WorldCom's nominees to the Board pursuant to the Voting Agreement. See, within this section, "--Voting Agreement." His present term as a director of the Company expires in 2002.

         Stephen M. Brett. Nominee. Mr. Brett was appointed to the Board in January 2001 to fill a vacancy on the Board and is a nominee to complete the term to which he was appointed. He has been of counsel to Sherman and Howard, a law firm, since January 2001. He served as Senior Executive Vice President for AT&T Broadband from March 1999 to April 2000. Prior to that Mr. Brett served as Executive Vice President, General Counsel and Secretary to Tele-Communications, Inc. ("TCI") from 1991 to March 1999. His present term as a director of the Company would expire in 2003.

         Donne F. Fisher. Nominee. Mr. Fisher has served as a director of the Company since 1980. Mr. Fisher had been a consultant to TCI since January 1996 and a director of TCI from 1980 to March 1999 when TCI merged into AT&T Corp. From 1982 until 1996, he held various executive officer positions with TCI and its subsidiaries. Mr. Fisher had served on the board of directors of most of TCI's subsidiaries through the years. He presently manages his personal assets and is involved in the management of Fisher Capital Partners, Ltd.

         William P. Glasgow. Nominee. Mr. Glasgow has served as a director of the Company since 1996. He has been President and Chief Executive Officer of @Security Broadband Corporation since 2000 and is also a managing director of Prime New



                                                                 Proxy Statement

Ventures Management. Since July 1996, he has been President of Prime II Management, Inc., a Delaware corporation and sole general partner of Prime II Management, L.P., a Delaware limited partnership ("Prime Management"). Previously, he was Senior Vice President-Finance from September 1991, and Vice President-Finance from February 1989, to September 1991 for that corporation. He is presently a managing director of the general partner of Prime VIII, L.P. Mr. Glasgow joined Prime Cable Corp. (an affiliate of Prime II Management, Inc.) in 1983 and served in various capacities until that corporation was liquidated in 1987. He currently serves on the boards of directors of Prime Cellular Corporation., Prime II Management Group, Inc., Prime Comm, Inc., SKA Management, Inc. and @Security Broadband Corporation, none of which corporations are publicly held.

         Paul S. Lattanzio. Mr. Lattanzio has served as a director of the Company since his appointment by the Board in May 2000. He has been a director of Administaff, Inc., a publicly traded company, since 1995. He has been a Managing Director for Toronto Dominion Capital, the private equity arm for Toronto Dominion Bank, since July 1999. From February 1998 to March 1999, Mr. Lattanzio was a co-founder and Senior Managing Director of NMS Capital Management, LLC, a $600 million private equity fund affiliated with NationsBanc Montgomery Securities. Prior to NMS Capital, he served in several positions with various affiliates of Bankers Trust New York Corporation for over 13 years, most recently as a Managing Director of BT Capital Partners, Inc. Mr. Lattanzio has experience in a variety of investment banking disciplines, including mergers and acquisitions, private placements and restructuring advisory areas. He presently serves on the board of directors of Adminstaff, Inc., a publicly held company, and he serves on the board of directors of Medical Logistics, Inc., a privately held company. Mr. Lattanzio was included in management's slate of nominees to the Board at the 2000 annual meeting at the request of holders of Company Series B preferred stock and in accordance with the terms of the issuance and sale of that stock. His present term as director of the Company expires in 2002. See, "Certain Transactions: Series B Preferred Stock" and "Company Annual Meeting:
Voting Procedure -- Voting Rights, Votes Required for Approval."

         Stephen R. Mooney. Mr. Mooney has served as a director of the Company since his appointment by the Board in January 1999. He has been Vice President of WorldCom Ventures, Inc. since February 1999. Prior to that, he held various corporate development positions with MCI Communications Corporation and MCImetro, Inc. Mr. Mooney presently serves on the board of directors of Netifice Communications, Inc. and HotDispatch, Inc. He has been one of WorldCom's nominees to the Board pursuant to the Voting Agreement. See, within this section, "-- Voting Agreement." His present term as director of the Company expires in 2003.

         James M. Schneider. Nominee. Mr. Schneider has served as a director of the Company since July 1994. He has been Senior Vice President and Chief Financial Officer for Dell Computer Corporation since March 2000. Prior to that, he was Senior Vice President-Finance for Dell Computer Corporation from September 1998 to March



                                                                 Proxy Statement

2000. Prior to that, from September 1996 to September 1998 he was Vice President-Finance for that corporation. Prior to that, from September 1993 to September 1996, he was Senior Vice President for MCI Communications Corporation in Washington, D.C. Mr. Schneider was with the accounting firm of Price Waterhouse from 1973 to September 1993 and was a partner in that firm from October 1983 to September 1993.

Board of Directors and Executive Officers

         The Board currently consists of ten director positions, divided into three classes of directors serving staggered three-year terms. A director of the Company is elected at an annual meeting of shareholders and serves until he or she resigns or is removed or until his or her successor is elected and qualified. Executive officers of the Company generally are appointed at the Board's first meeting after each annual meeting of shareholders and serve at the discretion of the Board.

Voting Agreement

         The Voting Agreement was entered into in 1996 in connection with the Company's acquisition of Prime Cable of Alaska, L.P., a Delaware limited partnership, and other cable television systems in Alaska. It was amended in December 1997 and presently provides that each party to the agreement must vote the party's Company common stock for the nominees of the other parties in the election of directors to the Board. As of the Record Date, the parties to the agreement and the number of directors which each party may nominate under these terms were as follows:

         -     Two directors nominated by WorldCom

         -     One director nominated by Mr. Duncan

         -     One director nominated by Mr. Walp

         The Voting Agreement states that the shares subject to it are also to be voted on other matters to which the parties unanimously agree. However, as of the Record Date, the Company was unaware of any other matters subject to the Voting Agreement.

         Under the terms of the Voting Agreement, if any party to it disposes of more than 25% of the votes represented by its holdings of the common stock of the Company, such party will cease to be subject to the agreement and such disposition will trigger on behalf of each other party to the agreement the right to withdraw from the agreement. Under its terms, the Voting Agreement will continue until the earlier of completion of the annual shareholder meeting of the Company in June 2001 or until there is only one party to the Voting Agreement.



                                                                 Proxy Statement

Rights of Holders of Series B Preferred Stock in Nomination to, or Observer Status Regarding, the Board

         Under the terms of the issuance and sale of the Series B preferred stock, so long as any shares of that stock remain outstanding, the Company must cause its board of directors to include one seat, the nominee for which is to be designated under terms of that sale. This is, the nominee is to be designated by Prime VIII, L.P. (as long as it is a holder of Series B preferred stock) and such other holders of Series B preferred stock as are not prohibited from participation in the designation of that board member by law or regulation, including the federal Bank Holding Company Act.

         Under the terms of the issuance and sale of the Series B preferred stock, upon designation of an individual by the holders of the Series B preferred stock, the Board must cause such designated individual to be nominated for approval by the holders of Company common stock at each meeting of shareholders of the Company at which directors are to be elected. The Board is then expected, upon that nomination, to recommend approval of that designated individual. In the event the holders of the Company common stock shall fail to elect that designated individual, the holders of Series B preferred stock will have the right to appoint an observer to attend the meetings of the Board. With the nomination and election of Mr. Lattanzio at the Company's 2000 annual meeting, the Board believes these terms have been satisfied for Mr. Lattanzio's three-year term on the Board.

         The terms of the issuance and sale of the Series B preferred stock also require, independent of this observer right, that, at any time that the designated individual is not an employee of either investor in the Series B preferred stock, i.e., Prime VIII, L.P. or Toronto Dominion Investments, Inc., or their respective affiliates, that investor is to have an additional right to appoint an observer to attend all meetings of the Board. See also, "Certain
Transactions: Series B Preferred Stock."

Board and Committee Meetings

         During the year ended December 31, 2000, the Board had four committees:

         -     Audit Committee

         -     Compensation Committee

         -     Finance Committee

         -     Option Committee

         The Audit Committee is composed of Messrs. Fisher, Page and Schneider, all considered by the Board to be independent directors of the Board. Under Nasdaq Stock Market rules, to which the Company is subject, an independent director is an



                                                                 Proxy Statement
individual other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which the company's board believes would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

         The Audit Committee acts on behalf of the Board and oversees all material aspects of the Company's reporting, control and audit functions. Its role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Company processes for management of business and financial risk and for compliance with significant applicable legal, ethical, and regulatory requirements. The committee's role also includes coordination with other Board committees and maintenance of strong, positive working relationships with management, external auditors, legal counsel and other committee advisors. This committee is responsible for making recommendations to the Board on conducting the annual audit of the Company and its subsidiaries, including the selection of an external auditor to conduct the annual audit and such other audits or accounting reviews of those entities as the committee deems necessary. The committee is also responsible for reviewing the plan or scope of an audit or review and the results of such audit or review and carrying out other duties as delegated in writing by the Board.

         The Audit Committee is composed only of independent directors as previously identified. The Audit Committee met two times during the year ended December 31, 2000.

         The Compensation Committee is composed of all members of the Board. This committee establishes compensation policies regarding executive officers and directors and makes recommendations to the Board regarding such compensation, including establishing an overall cap on executive compensation and setting performance standards for executive officer compensation. The Compensation Committee met one time during the year ended December 31, 2000.

         The Finance Committee is composed of Messrs. Fisher, Page and Lowber. It is responsible for reviewing Company finance matters from time to time and providing guidance to the Chief Financial Officer regarding these matters. The Finance Committee did not meet during the year ended December 31, 2000.

         The Option Committee is composed of Messrs. Brett, Fisher, Glasgow, Lattanzio, Page, and Schneider. This committee administers the Stock Option Plan and approves the grant of options pursuant to the plan. The Option Committee met five times during the year ended December 31, 2000.

         The Board has no separately designated nominating committee. Issues relating to filling of vacancies on the Board and nominating persons for election to the Board in conjunction with shareholder meetings are addressed by the full Board.



                                                                 Proxy Statement

         The Board held six meetings during the year ended December 31, 2000. All incumbent directors, as disclosed in this Proxy Statement, attended 100% of the meetings of the Board and of committees of the Board for which they individually were seated as directors, with certain exceptions. Those exceptions are the following directors who only attended a percentage of the meetings for which they were seated as indicated: Mr. Beaumont (33%); Mr. Glasgow (83%); Mr. Page (83%), and Mr. Schneider (50%). In January 2001, Larry E. Romrell tendered his resignation from the Board for personal reasons unrelated to the Company and its subsidiaries.

Director Compensation

         Board members waived and did not receive director fees for the period from July 2000 through June 2001. During the year ended December 31, 2000, the directors on the Board received no direct compensation for serving on the Board and its committees. However, they were reimbursed for travel and out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its committees.

         In February 1997, the Company made contingent grants, pursuant to the Stock Option Plan, to each of Messrs. Brett, Fisher, Page, and Schneider. The corresponding option agreements were issued in February 1998. Each option was for 25,000 shares of Class A common stock with an exercise price of $7.50 per share. The options vest in 25% increments for each year that the optionee participates in at least 50% of Board meetings. As of the Record Date, options for all of these shares had separately vested for each of these individuals.

         In June 2000 the Company made option grants to Messrs. Beaumont, Glasgow, Lattanzio, Mooney and Walp or to the company for which each may have been employed. Each option was for 25,000 shares of Class A common stock with an exercise price of $7.50 per share. The options vest in four equal annual installments and expire if not exercised within ten years of their grant.

Executive Compensation

         Summary Compensation. The following table sets forth certain information concerning the cash and non-cash compensation earned during fiscal years 1998, 1999 and 2000 by the Company's Chief Executive Officer and by each of the four other most highly compensated executive officers of the Company or its subsidiaries whose individual combined salary and bonus each exceeded $100,000 during the fiscal year ended December 31, 2000 (collectively, "Named Executive Officers").



                                                                 Proxy Statement

                                                     SUMMARY COMPENSATION TABLE


                                                                                      Long-Term Compensation
                                              Annual Compensation                           Awards
                             ------------------------------------------------     ------------------------------
                                                                                  Restricted
                                                                Other Annual        Stock          Securities          All Other
Name and Principal                                   Bonus      Compensation        Awards          Underlying         Compensation
Position                     Year      Salary ($)     ($)           ($)              ($)         Options/SARs(#)       ($)(1),(2)
--------                     ----     ----------     -----     --------------     ----------     ---------------       -------------
Ronald A. Duncan             2000        288,746     30,000(3)      -0-              -0-                 -0-              19,362
  President and Chief        1999        195,000        -0-         -0-              -0-              50,000              14,917
  Executive Officer          1998        195,000(4)     -0-         -0-              -0-             200,000              15,642

William C. Behnke            2000        192,708     26,490         -0-              -0-             100,000                 216
  Senior Vice President-     1999        140,004      1,883         -0-              -0-                 -0-                 496
  Marketing and Sales        1998        149,381      3,442         -0-              -0-               5,425                 372

G. Wilson Hughes             2000        125,006     76,863         -0-              -0-             250,000             116,693
  Executive Vice President   1999        150,006      1,883         -0-              -0-              50,000              16,216
  and General Manager        1998        150,006        -0-         -0-              -0-                 -0-              21,341

John M. Lowber               2000        167,084     40,490         -0-              -0-             250,000              93,688
  Senior Vice President,     1999        135,005      1,883         -0-              -0-                 -0-              88,063
  Chief Financial Officer    1998        149,381        -0-         -0-              -0-               5,425              90,847
  and Secretary/Treasurer

Dana L. Tindall              2000        187,668     21,363         -0-              -0-             100,000              22,902
  Senior Vice President-     1999        144,006      1,883         -0-              -0-                 -0-              21,022
  Regulatory Affairs         1998        159,340        -0-         -0-              -0-               5,787              21,813

-------------------
1 The amounts reflected in this column include accruals under deferred compensation agreements between the Company and the named individuals as follows: Mr. Duncan, $60 in 1998; Mr. Behnke, $114 in 1998; Mr. Hughes, $100,000 and $4,894 in 2000 and 1998, respectively; and Mr. Lowber $67,925 in 2000 and $65,000, in each of 1999 and 1998. See, within this section, "-Employment and Deferred Compensation Agreements."

2 The amounts reflected in this column also include matching contributions under the Stock Purchase Plan as follows: Mr. Duncan, $12,948, $14,526, and $15,000 in 2000, 1999, and 1998, respectively; Mr. Hughes, $12,689, $15,000, and $15,000 in 2000, 1999, and 1998, respectively; Mr. Lowber, $12,857,
    $10,125, and $12,857 in 2000, 1999, and 1998, respectively; and Ms. Tindall,
    $15,000, $14,064, and $15,000 in 2000, 1999, and 1998, respectively. Amounts shown for Mr. Duncan include premiums of $90, $132, and $174 under a term life insurance policy paid in 2000, 1999, and 1998, respectively. Amounts shown for Mr. Behnke include premiums of $216, $81, and $102 under a term life insurance policy paid in 2000, 1999, and 1998, respectively. Amounts shown for Mr. Hughes include premiums of $1,334, $1,216, and $1,447 under life insurance policies paid in each of 2000, 1999, and 1998, respectively. Amounts for Mr. Lowber include premiums of $899, $931, and $983 under life insurance policies paid in each of 2000, 1999, and 1998, respectively. Amounts shown for Ms. Tindall include premiums of $54, $60, and $66 under a term life insurance policy paid in 2000, 1999, and 1998, respectively. Includes a waiver of accrued interest on January 1, 2001 on notes owed to the Company by Ms. Tindall and Mr. Lowber in the amounts of $7,848 and $12,007, respectively, on January 1, 2000 of $6,639 and $12,007, respectively, on January 1, 1999 of $6,639 and $12,007 respectively. Includes $6,324 and $2,670 for Messrs. Duncan and Hughes, respectively, in 2000 for the personal use of the Company's leased aircraft.

3 Represents base amount of bonus allocated to Mr. Duncan. As of the Record Date, the Compensation Committee had not determined whether an additional amount might be allocated as a bonus to him.

4 Does not include $50,000 of Mr. Duncan's 1999 salary that was paid in advance during 1998.


                                                                 Proxy Statement

Option/SAR Grants

         The following table sets forth information on the individual grants of stock options (whether or not in tandem with stock appreciation rights
("SARs")), and freestanding SARs made during the Company's fiscal year ended
December 31, 2000 to its Named Executive Officers. There were no tandem SARs or freestanding SARs associated with the Company during this period.


                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                          Potential Realizable
                                                                                         Value at Assumed Annual
                                                                                           Rates of Stock Price
                                                                                             Appreciation for
                                Individual Grants                                               Option Term
--------------------------------------------------------------------------------         ------------------------

                          Number of        % of Total
                          Securities      Options/SARs    Exercise
                          Underlying      Granted to        or
                          Option/SARs     Employees in     Base
                          Granted(1)      Fiscal Year     Price(2)    Expiration
Name                         (#)              (%)          ($/Sh)        Date             5%($)(3)      10%($)(3)
----                      -----------     ------------    --------    ----------         ----------     ---------
Ronald A. Duncan               -0-            -0-            -0-            ---                 ---           ---

William C. Behnke          100,000            5.1           6.50        3/14/10             413,880     1,044,051

G. Wilson Hughes           250,000           12.7           6.50        3/14/10           1,034,700     2,610,127

John M. Lowber             250,000           12.7           6.50        3/14/10           1,034,700     2,610,127

Dana L. Tindall            100,000            5.1           6.50        3/14/10             413,880     1,044,051

-------------------
1   Options in Class A common stock.

2 The exercise price of the options was in excess of the market price of the Class A common stock at the time of grant.

3 The potential realizable dollar value of a grant is calculated as the product of (a) the difference between (i) the product of the per-share market price at the time of grant and the sum of 1 plus the adjusted stock price appreciation rate (the assumed rate of appreciation compounded annually over the term of the option or SAR) and (ii) the per-share exercise price of the option or SAR and (b) the number of securities underlying the grant at fiscal year end.

                                                                 Proxy Statement

Option Exercise and Fiscal Year-End Values

         The following table sets forth information concerning each exercise of stock options during the year ended December 31, 2000 by each of the Named
Executive Officers and the fiscal year-end value of unexercised options held by each of the Named Executive Officers.


                                              AGGREGATED OPTION/SAR EXERCISES
                                          IN LAST FISCAL YEAR AND FISCAL YEAR END
                                                     OPTION/SAR VALUES

                                                            Number of Securities
                                                           Underlying Unexercised            Value of Unexercised
                                                       Options/SARs at Fiscal Year-End     In-the-Money Options/SARs
                                                                   (#)                      at Fiscal Year-End($)(1)
                                                       -------------------------------    ----------------------------
                             Shares
                            Acquired
                               on
                            Exercise      Value
     Name                      (#)      Realized($)      Exercisable     Unexercisable    Exercisable    Unexercisable
     ----                   --------    -----------      -----------     -------------    -----------    -------------
     Ronald A. Duncan           -0-           -0-               -0-          200,000             -0-             -0-

     William C. Behnke          -0-           -0-           171,949          183,476         518,560         101,784

     G. Wilson Hughes       250,000       812,500            80,000          250,000         240,000         125,000

     John M. Lowber             -0-           -0-           290,282          315,143         823,560         221,784

     Dana L. Tindall            -0-           -0-           220,524          135,263         564,468          57,234

     --------------
1 Represents the difference between the fair market value of the securities underlying the options/SAR and the exercise price of the options/SAR based upon the last trading price on December 31, 2000.

Employment and Deferred Compensation Agreements

         On April 30, 1991, the Company entered into a deferred compensation agreement with Mr. Hughes (as amended in 1996, "Hughes Agreement"). Under the terms of the Hughes Agreement, Mr. Hughes is entitled to an annual base salary of $150,000 and customary benefits. Pursuant to the agreement, Mr. Hughes was granted stock options in 1991 for 250,000 shares of Class A common stock at an exercise price of $1.75 per share, all of which are fully vested and exercisable. The Hughes Agreement also provides for Mr. Hughes to receive deferred compensation, with interest compounded annually at 10% of $50,000 in each of 1992, 1993, and 1994, $65,000 in 1995 and $75,000 in 1996, and each year thereafter, to vest on December 31 of each year. Mr. Hughes did not receive a contribution during the year ended December 31, 1999 or 1998. His deferred compensation amount did receive a contribution of $100,000 in 2000. Upon termination of his employment with the Company, Mr. Hughes may elect to



                                                                 Proxy Statement
have the full balance of the deferred compensation paid in cash, in a lump sum or in monthly installments for up to ten years. If the monthly installment method is chosen, the unpaid balance will continue to accrue interest at 10%.

         Interest accrued under the Hughes Agreement in the amount of $4,894 during the year ended December 31, 1998. No interest accrued during the years ended December 31, 1999 and 2000. In May 1998, at the request of Mr. Hughes, the Company purchased 30,000 shares of Company Class A common stock in the open market at a price of $6.63 per share and, in April 2000, an additional 10,000 shares of Class A common stock at $5.20 per share to fund the remaining balance of the vested portion of his deferred compensation balance. Mr. Hughes' interest in these shares had vested as of the Record Date. The stock is held in treasury by the Company for the benefit of Mr. Hughes, is not voted and may not be disposed of by the Company or Mr. Hughes.

         The Company entered into an employment and deferred compensation agreement with Mr. Lowber in July 1992. Under the terms of the agreement, as amended in 2000, Mr. Lowber is entitled to an annual base salary of $175,000 effective April 1, 2000 and customary benefits. Mr. Lowber's salary was reduced to $135,000 effective December 1, 1998 and was reinstated to $150,000 effective January 1, 2000. In addition, Mr. Lowber is eligible to receive an annual cash bonus of up to $30,000 based upon the Company's and his performance. The agreement also provides for Mr. Lowber to receive deferred compensation of $65,000 per year with interest accrued at 9% per annum.

         If Mr. Lowber's employment or position with the Company is terminated, or if he dies, the entire deferred balance will be immediately payable. Through 1999, the deferred compensation was used to purchase a life insurance policy which has been collaterally assigned to the Company to the extent of premiums paid by the Company. The Company's deferred compensation contributions were made each July 1 through 1999 and were fully vested when made. At the earlier of termination of employment or upon election by Mr. Lowber and with the concurrence of the Company, the collateral assignment of the insurance policy will be terminated.

         In February 1995, the Company agreed to pay deferred compensation to Mr. Behnke in the amount of $20,000 per year for each of 1995 and 1996, each contribution by the Company to vest at the end of the calendar year during which the allocation was made, and accruing interest at 10% per annum. The first allocation under the plan was made in December 1995. The interest accrued under this deferred compensation plan was $114 during the year ended December 31, 1998. No interest accrued during the years ended December 31, 1999 and 2000. Effective January 1, 1997, the Company and Mr. Behnke entered into a compensation agreement ("Behnke Agreement") which provided for compensation through December 31, 2001. The Behnke Agreement provided for base compensation of $150,000 per year, increasing $5,000



                                                                 Proxy Statement
annually for the years ending December 31, 1999, 2000 and 2001. The Behnke Agreement provided for target incentive compensation of $45,000 per year of which 78% was to be deferred. Mr. Behnke's compensation was reduced to $135,000 effective December 1, 1998. Mr. Behnke's base compensation was increased to $175,000, and his incentive compensation reduced to $25,000, effective on November 1, 1999. Effective April 1, 2000 his base compensation was increased to $200,000.

         Pursuant to the Behnke Agreement, the Company agreed to grant Mr. Behnke an option to purchase 100,000 shares of Class A common stock at an exercise price of $7.00 per share, which will vest in equal amounts on January 1, 2000, 2001 and 2002. Pursuant to the Behnke Agreement, the Company has created a deferred compensation account for Mr. Behnke in the amount of $285,000, of which $64,149 plus accrued interest of $6,314 was vested on December 31, 2000 and the rest of which will vest as earned under the incentive compensation provision of the Behnke Agreement. Mr. Behnke may direct the Company to invest the entire $285,000 in the Company's common stock. At the request of Mr. Behnke, the Company purchased 23,786 shares of Class A common stock to fund a portion of his deferred compensation account. The vested portions of the deferred compensation account will be paid to Mr. Behnke upon termination of his employment with the Company. As of the Record Date, Mr. Behnke had a vested interest in 9,055 of those shares held for his benefit.


Non-Qualified, Unfunded Deferred Compensation Plan

         In February 1995, the Company established a non-qualified, unfunded, deferred compensation plan to provide a means by which certain employees of the Company may elect to defer receipt of designated percentages or amounts of their compensation and to provide a means for certain other deferrals of compensation. Employees eligible to participate in the plan are determined by the Board. The Company may, at its discretion, contribute matching deferrals in amounts selected by the Company.

         Participants immediately vest in all elective deferrals and all income and gain attributable to that participation. Matching contributions and all income and gain attributable to them vest on a case-by-case basis as determined by the Company. Participants may elect to be paid in either a single lump-sum payment or annual installments over a period not to exceed ten years. Vested balances are payable upon termination of employment, unforeseen emergencies, death or total disability and change of control or insolvency of the Company. Participants are general unsecured creditors of the Company with respect to deferred compensation benefits of the plan.

         During the year ended December 31, 2000 and up through the Record Date, none of the Named Executive Officers had participated in this plan.



                                                                 Proxy Statement

         Except as disclosed in this Proxy Statement, as of December 31, 2000 and the Record Date, there were no compensatory plans or arrangements, including payments to be received from the Company, with respect to the Named Executive Officers for the year ended December 31, 2000. This statement is limited to situations where such a plan or arrangement resulted in or will result from the resignation, retirement, or any other termination of a Named Executive Officer's employment with the Company or its subsidiaries or from a change of control of the Company or a change in that officer's responsibilities following a change in control and where the amount involved, including all periodic payments or installments, exceeded $100,000.


Long-Term Incentive Plan Awards

         The Company had no long-term incentive plan in operation during the year ended December 31, 2000.


Stock Purchase Plan

         In December 1986, the Company adopted a Qualified Employee Stock Purchase Plan which has been subsequently amended from time to time ("Stock Purchase Plan"). The plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended. All employees of the Company, who have completed at least one year of service, are eligible to participate in the plan. Eligible employees may elect to reduce their taxable compensation in any even dollar amount up to 10% of such compensation up to a maximum per employee of $10,500 for 2001. Employees may contribute up to an additional 10% of their compensation with after-tax dollars.

         Subject to certain limitations, the Company may make matching contributions of common stock for the benefit of employees. Such a contribution will vest in increments over the first six years of employment. Thereafter, they are fully vested when made. No more than 10% of any one employee's compensation will be matched in any year. In addition, the combination of salary reductions, after-tax contributions and Company matching contributions for any employee cannot exceed the lesser of $30,000 or 25% of such employees' compensation (determined after salary reduction) for any year.

         Under the terms of the Stock Purchase Plan, participating eligible employees may direct their contributions to be invested in Company common stock, WorldCom common stock, AT&T Corp. common stock, and various identified mutual funds.

         Employee contributions invested in Company common stock are eligible to receive up to 100% Company matching contributions in common stock as determined by the Company each year. Employee contributions that are directed into investments other than Company common stock are eligible to receive Company matching contribu-



                                                                 Proxy Statement
tions of up to 50%, as determined by the Company each year, for the purchase by or otherwise issuance to the Plan of additional shares of common stock of the Company. All contributions are invested in the name of the plan for the benefit of the respective participants in the plan. The participants generally do not have voting or disposition power with respect to the Company shares allocated to their accounts. Those shares are voted by a committee for the plan.

         The Stock Purchase Plan is administered through a plan administrator (currently Alfred J. Walker), and the plan's committee is appointed by the Board. The assets of the plan are invested from time to time by the trustee at the direction of the plan's committee, except that participants have the right to direct the investment of their contributions to the Stock Purchase Plan (although an election to invest in Company common stock is generally irrevocable). The plan administrator and members of the plan's committee are all employees of the Company or its subsidiaries. The plan's committee has broad administrative discretion under the terms of the plan.

         As of the Record Date, there remained 1,958,099 shares of Class A and 464,240 shares of Class B common stock allocated to the plan and available for issuance by the Company or otherwise acquisition by the plan for the benefit of participants in the plan.


Stock Option Plan

         In December 1986, the Company adopted the 1986 Stock Option Plan. The plan has been subsequently amended from time to time.

         Under the plan, the Company is authorized to grant non-qualified options to purchase shares of Class A common stock to key employees of the Company, a subsidiary of the Company, or a subsidiary of a subsidiary of the Company (including officers and directors who are employees) and non-employee directors of the Company or those subsidiaries. The number of shares of Class A common stock allocated to the Stock Option Plan was increased to 8.7 million shares upon approval by the shareholders of the Company at its 2000 annual meeting. The number of shares for which options may be granted is subject to adjustment upon the occurrence of stock dividends, stock splits, mergers, consolidations and certain other changes in corporate structure or capitalization.

         As of the Record Date, 5,641,091 shares were subject to outstanding options under the Stock Option Plan, 2,116,229 shares had been issued upon the exercise of options under the plan and 942,680 shares remained available for additional grants under the plan.

         As of the Record Date, the Stock Option Plan was administered by the Option Committee composed of six members of the Board, i.e., the Option Committee. The



                                                                 Proxy Statement
members of that committee are identified elsewhere in this Proxy Statement. See, "Management of Company: Board and Committee Meetings." The Option Committee was established by the Board in July 1997. Prior to that date, the entire Board administered the plan.

         The Option Committee selects optionees and determines the terms of each option, including the number of shares covered by each option, the exercise price and the option exercise period which, under the Stock Option Plan, may be up to ten years from the date of grant. Options granted that have not become exercisable terminate upon the termination of the employment or directorship of the optionholder. Exercisable options terminate from one month to one year after such termination, depending on the cause of such termination. If an option expires or terminates, the shares subject to such option become available for additional grants under the Stock Option Plan.


Report on Repricing of Options/SARs

         During the year ended December 31, 2000, the Company did not adjust or amend the exercise price of stock options or SARs previously awarded to any of the Named Executive Officers, whether through amendment, cancellation or replacement grants, or any other means.


Compensation Committee Interlocks and Insider Participation

         The Compensation Committee is composed of all members of the Board, and the identity and relationships of the Board members to the Company are described elsewhere in this Proxy Statement. See, "Management of Company: Directors and Executive Officers"; "Ownership of Company"; and "Certain Transactions." During the year ended December 31, 2000, Messrs. Duncan (a Named Executive Officer) and Walp participated in deliberations of the Compensation Committee concerning executive officer compensation other than deliberations concerning their own compensation.


Compensation Committee Report on Executive Compensation

         The duties of the Compensation Committee are as follows:

         - Prepare, on an annual basis for the review of and action by the Board, a statement of policies, goals, and plans for executive officer and Board member compensation, if any --

              - Statement is specifically to address expected performance and compensation of and the criteria on which compensation is based


                                                                 Proxy Statement
                   for the chief executive officer and such other executive officers of the Company as the Board may designate for this purpose

         - Monitor the effect of ongoing events on and the effectiveness of existing compensation policies, goals, and plans--

              - Events specifically include but are not limited to the status of the premise that all pay systems correlate with the compensation goals and policies of the Company

              -    Report from time to time, its findings to the Board

         - Monitor compensation-related publicity and public and private sector developments on executive compensation

         - Familiarize itself with, and monitor the tax, accounting, corporate, and securities law ramifications of, the compensation policies of the Company, including but not limited to --

              - Comprehending a senior executive officer's total compensation package

              - Comprehending the package's total cost to the Company and its total value to the recipient

              - Paying close attention to salary, bonuses, individual insurance and health benefits, perquisites, loans made or guaranteed by the Company, special benefits to specific executive officers, individual pensions, and other retirement benefits

         - Establish the overall cap on executive compensation and the measure of performance for executive officers, either by predetermined measurement or by a subjective evaluation

         - Strive to make the compensation plans of the Company simple, fair, and structured so as to maximize shareholder value

         For the year ended December 31, 2000, the duties of the Compensation Committee in the area of executive compensation specifically included addressing the reasonableness of compensation paid to executive officers. In doing so, the committee took into account how compensation compared to compensation paid by competing companies as well as the Company's performance and available resources.

         The compensation policy of the Company as established by the Compensation Committee is that a portion of the annual compensation of senior executive officers


                                                                 Proxy Statement
relates to and is contingent upon the performance of the Company. In addition, executive officers participating in deferred compensation agreements established by the Company are, under those agreements, unsecured creditors of the Company.

         In March 2000, the Compensation Committee established compensation levels for 2000 for all corporate officers, including the Named Executive Officers. Also at that time the Compensation Committee established structured annual incentive bonus agreements with Mr. Duncan and with each of several of its senior and other executive officers, including Messrs. Behnke, Hughes and Lowber, and Ms. Tindall. The agreements included the premise that the Company's performance, or that of a division or subsidiary, as the case may be, for purposes of compensation would be measured by the Compensation Committee against goals established at that time and were reviewed and approved by the Board. The goals included targets for revenues and cash flow standards for the Company or the relevant division or subsidiary. Targeted objectives were set and measured from time to time by the Compensation Committee. Other business achievements of the Company obtained through the efforts of an executive officer were also taken into consideration in the evaluation of performance. Performances were evaluated and bonuses were issued as described elsewhere in this section. See, within this section, "-- Executive Compensation."

         During the year ended December 31, 2000 the Compensation Committee monitored and provided direction for the Stock Purchase Plan and Stock Option Plan. In addition, the Compensation Committee reviewed compensation levels of members of management, evaluated the performance of management, and considered management succession and related matters. The Compensation Committee reviewed in detail all aspects of compensation for the Named Executive Officers and other executive officers of the Company and its subsidiaries.

         The practice of the Compensation Committee in future years will likely be to continue to review directly the compensation and performance of Mr. Duncan as chief executive officer and to review recommendations by Mr. Duncan for the compensation of other senior executive officers.


Audit Committee Report

         The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the year ended December 31, 2000.

         In addition, the committee has discussed with KPMG LLP, the Company's independent auditors for that year, the matters required to be discussed by Statement of Accounting Standard 61. Those matters consisted of the auditors discussing with the committee the auditors' judgment about the quality, not just acceptability, of the Company's financial reporting.


                                                                 Proxy Statement

         The committee has received a letter dated February 2, 2001 from KPMG LLP as required by Independence Standards Board Standard No. 1 and discussed with those auditors their independence from the Company. The letter addressed all relationships with the Company that could affect the auditors' independence and stated that for the period from January 1, 2000 through February 2, 2001 KPMG LLP considered itself as independent accountants with respect to the Company. The Audit Committee has concluded that the services provided by KPMG LLP, other than for the audit of the Company's annual financial statement for the year ended December 31, 2000 and reviews of financial statements included in the Company's Forms 10-Q for that year, are compatible with maintaining KPMG LLP's independence regarding the Company.

         Based upon these reviews and discussions, the committee has recommended to the Board that the audited financial statements for the year ended December 31, 2000 should be included in the Company's annual report on Form 10-K for that year.

         All of the members of the Audit Committee are independent directors as defined under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. That is, each member of the committee is an individual who is not an officer or employee of the Company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out responsibilities of a director.

         The foregoing report of the Audit Committee was approved, as of the Record Date, by all members of the committee, identified as follows: Messrs. Schneider (Chair), Fisher and Page.

         In May 2000, the Board adopted an Audit Committee Charter which sets forth parameters for the operation of the Audit Committee. These parameters include the role of the Audit Committee, and its membership prerequisites, operating principles, meeting frequency requirements, shareholder reports requirements, relationship with external auditors, primary responsibilities, and other matters relating to it. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix I.


Performance Graph

         The following graph includes a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on its Class A common stock during the five-year period from December 31, 1995 through December 31, 2000. This return is measured by dividing (1) the sum of (a) the cumulative amount of dividends for the measurement period (assuming dividend reinvestment, if any) and (b) the difference between the Company's share price at the end and the beginning of the measurement period, by (2) the share price at the beginning of that measurement


                                                                 Proxy Statement
period. This line graph is compared in the following graph with two other line graphs during that five-year period, i.e., a market index and a peer index.

         The market index is the Center for Research in Securities Prices Index for the Nasdaq Stock Market for United States companies. It presents cumulative total returns for a broad based equity market assuming reinvestment of dividends and is based upon companies whose equity securities are traded on the Nasdaq Stock Market. The peer index is the Center for Research in Securities Prices Index for Nasdaq Telecommunications Stock. It presents cumulative total returns for the equity market in the telecommunications industry segment assuming reinvestment of dividends and is based upon companies whose equity securities are traded on the Nasdaq Stock Market. The line graphs represent monthly index levels derived from compounding daily returns.

         In constructing each of the line graphs in the following graph, the closing price at the beginning point of the five-year measurement period has been converted into a fixed investment, stated in dollars, in the Company's Class A common stock (or in the stock represented by a given index, in the cases of the two comparison indexes), with cumulative returns for each subsequent fiscal year measured as a change from that investment. Data for each succeeding fiscal year during the five-year measurement period are plotted with points showing the cumulative total return as of that point. The value of a shareholder's investment as of each point plotted on a given line graph is the number of shares held at that point multiplied by the then prevailing share price.

         The Company's Class B common stock is traded over-the-counter on a more limited basis. Therefore, comparisons similar to those previously described for the Class A common stock are not directly available. However, the performance of Class B common stock may be analogized to that of the Class A common stock in that the Class B common stock is readily convertible into Class A common stock by request to the Company.


                                                                 Proxy Statement

                    Comparison of Five-Year Cumulative Return
                Performance Graph for General Communication, Inc.


















 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS PERFORMANCE GRAPH FOR GENERAL COMMUNICATION, INC., NASDAQ STOCK
        MARKET INDEX FOR UNITED STATES COMPANIES, AND NASDAQ TELECOMMUNICATIONS STOCK(1),(2),(3),(4)

--------------------------------------------------------------------------------------------------------------------
                                                              Nasdaq Stock Market                 Nasdaq
      Measurement Period                                         Index for U.S.             Telecommunications
     (Fiscal Year Covered)             Company ($)               Companies ($)                   Stock ($)
     ---------------------             -----------               -------------                   ---------
         FYE 12/31/95                     100.0                      100.0                         100.0

         FYE 12/31/96                     158.5                      123.0                         102.3

         FYE 12/31/97                     129.3                      150.7                         149.3

         FYE 12/31/98                      79.3                      212.5                         247.0

         FYE 12/31/99                      85.4                      394.9                         438.3

         FYE 12/31/00                     136.6                      237.6                         188.4

-------------------
1 The lines represent monthly index levels derived from compounded daily returns that include all dividends.

2 The indexes are reweighted daily, using the market capitalization on the previous trading day.

3 If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

4    The index level for all series was set to $100.00 on 12/29/95.

                                                                 Proxy Statement

Legal Proceedings

         The Board is unaware of any legal proceedings which may have occurred during the past five years and which would be material to an evaluation of the ability or integrity of any director or executive officer of the Company.


Section 16(a) Beneficial Ownership Reporting Compliance

         Based upon a review of Forms 3, 4, and 5 adopted pursuant to the Exchange Act and completed and furnished to the Company by its shareholders and any amendments to those forms furnished to the Company, the Company is unaware of any director, officer, or beneficial owner of more than 10% of any class of common stock of the Company who failed to file on a timely basis, as provided in those forms, reports required under Section 16(a) of that act during the year ended December 31, 2000.


                              CERTAIN TRANSACTIONS

Series B Preferred Stock

         On April 30, 1999, the Company issued and sold the Series B preferred stock for $20 million, i.e., a total of 20,000 convertible, redeemable, accreting shares of its preferred stock to Prime VIII, L.P., a Delaware partnership, and to Toronto Dominion Investments, Inc. Prior to that issuance, the Board, by resolution, approved the Statement of Stock Designation for the issuance of Series B preferred stock ("1999 Designation") and a Series B preferred stock agreement in anticipation of the issuance and sale of the stock.

         The 1999 Designation sets forth the specific rights of holders of the Series B preferred stock, including dividend rights, liquidation rights, redemption rights, voting rights, and conversion rights. The Series B preferred stock agreement sets forth the terms of the sale of the stock and representations and warranties of the parties, and includes other rights of the holders of the stock, including registration rights granted to the investors. The terms and conditions of the 1999 Designation and that agreement are generally referred to in this section as the terms of the "Preferred Stock Sale."

         The Preferred Stock Sale terms provide that the shares of Series B preferred stock must be ranked senior to all other classes of equity securities of the Company. The holders of the Series B preferred stock will receive dividends through the fourth anniversary of issuance of the stock, i.e., April 30, 2003, at the rate of 8.5% of a liquidation preference payable semiannually, in cash, or in additional fully-paid shares of Series B preferred stock. After that fourth anniversary, the interest rate increases to 17% per annum payable in cash. The terms of the offering also include that, should the


                                                                 Proxy Statement

Company be permitted to issue equity redeemable at the option of the holder, the parties to the offering would agree to enter into appropriate amendments to the offering to permit the holders to demand redemption at any time after the fourth anniversary of the issuance of the Series B preferred stock and to remove the provision increasing the dividend rate on that stock to 17% per annum after that fourth anniversary. The liquidation preference specified in the offering is $1,000 per share, plus accrued but unpaid dividends and fees. In 2000, the Alaska legislature enacted revisions to the Alaska Corporations Code to allow an Alaska corporation, e.g., the Company, to issue such redeemable equity. As of the Record Date, the Company had not amended the terms of the Preferred Stock Sale to include these redemption provisions. However, the Company expects to make such amendments prior to that fourth anniversary.

         The Preferred Stock Sale terms provide for mandatory redemption twelve years from the date of closing on the sale of stock or upon the occurrence of certain "triggering events." These events include an acceleration of certain obligations of the Company or its subsidiaries having an outstanding balance in excess of $5 million, a change in control of the Company, commencement of bankruptcy or insolvency proceedings against the Company, a breach of the limitations on certain Company long term debt set forth in the offering, a liquidation or dissolution of the Company, or a merger, consolidation or sale of all or substantially all of the assets of the Company which would significantly and adversely affect the rights and preferences of the outstanding Series B preferred stock. The terms also include redemption of those shares at the option of the Company any time after the fourth anniversary of the closing. The redemption price is the amount paid plus accrued and unpaid dividends.

         The Preferred Stock Sale terms include that the Series B preferred stock is convertible at any time into shares of Company Class A common stock with a conversion price of $5.55 per share. The terms further provide for mandatory conversion, in the discretion of the Company, at any time subsequent to the third anniversary of the closing at a price equal to two times the conversion price previously described, assuming the stock is trading at no less than two times the conversion price. The terms include, in the event the Company is unable or unwilling to redeem the Series B preferred stock subject to the terms of the mandatory redemption, the investors will have the option to convert their Series B preferred stock into Company Class A common stock. The terms further include that the shares of Series B preferred stock are exchangeable, in whole but not in part, at the Company's option into subordinated debt with terms and conditions comparable to those governing the Series B preferred stock.

         The Preferred Stock Sale terms provide that the holders of the Series B preferred stock will have the right to vote on all matters presented for vote to the holders of common stock on an as-converted basis. Additionally, the terms of the Preferred Stock Sale require, as long as shares of Series B preferred stock are outstanding and unconverted, that the holders have the right to vote, as a class, and the Company must


                                                                 Proxy Statement
obtain the written consent of holders of a majority (at least 80% for the first three items) of that stock to take any of the following actions:

         - Amend the Articles or amend or repeal the Bylaws in a way which significantly and adversely affects the rights or preferences of holders of the outstanding Series B preferred stock

         - Issue additional shares of Company preferred stock except as may be required under the terms and conditions of the issuance of the Series B preferred stock

         - Merge or consolidate the Company with another entity or sell all or substantially all of its assets, in any case where the terms of that action would significantly and adversely affect the rights, privileges, and preferences of the Series B preferred stock

         -    Liquidate or dissolve the Company

         - Declare or pay any dividends on capital stock of the Company, other than to the holders of the Series B preferred stock, or set aside any sum for any such purpose

         - Purchase, redeem or otherwise acquire for value, or pay into or set aside as a sinking fund for such purpose, any capital stock of the Company, other than the Series B preferred stock, or any warrant, option or right to purchase any such capital stock, other than that Series B preferred stock

         - Take any action which would result in taxation of the holders of the Series B preferred stock under Section 305 of the Internal Revenue Code of 1986, as amended

         Of these seven specific actions, the Alaska Corporations Code, generally, requires shareholder approval of actions one (article amendment), three (merger and other reorganization), and four (dissolution). The code requires an affirmation vote by at least a simple majority of the outstanding shares to approve an amendment to corporate articles. The code further provides that holders of outstanding shares of a class may vote as a class on such proposed amendment where the amendment addresses certain specific changes, including changes to the designations, preferences, limitations or relative rights of the shares of the class or changes which increase the rights and preference of a class having rights and preferences prior or superior to the shares of the class. In this instance at least a simple majority of the outstanding shares, by class, would be required to approve the article amendment.

         The Alaska Corporations Code further requires an affirmative vote by at least two-thirds of the outstanding shares per class (and by at least two-thirds of the out-


                                                                 Proxy Statement
standing shares per class, if a class of shares is entitled to vote) to approve a merger, consolidation, sale of assets not in the regular course of business, or dissolution of a corporation. The code allows a corporation to specify in its articles of incorporation that its board shall have the exclusive right to adopt, alter, amend or repeal its bylaws. The Articles provide that the Board has that exclusive right with respect to the Bylaws. The other four specific actions, i.e., two (issuance of additional shares), five (declaration of dividends), six (purchase of capital stock), and seven (action adverse to taxation position regarding the Series B preferred stock), typically do not require shareholder approval. That is, under the present Articles, these four actions, normally, are matters upon which the Board has authority to act.

         At the 2000 annual meeting, the shareholders of the Company approved an amendment to the Articles, allowing the Company to enter into agreements for the sale of preferred stock with no restriction on voting rights by class. These amendments to the Articles were subsequently filed with the State of Alaska and became effective July 31, 2000. With this change, the Company may seek an amendment to the underlying documents of the Preferred Stock Sale to eliminate from the triggering events a reorganization of the Company. As of the Record Date, the Company had not yet entered into an amendment to these documents to eliminate those items from the list of triggering events.

         The holders of Series B preferred stock have other rights with respect to membership on the Board or observing status at Board meetings as described elsewhere in this Proxy Statement. See, "Management of Company: Rights of Holders of Series B Preferred Stock in Nomination To or Observer Status Regarding the Board."

         The Preferred Stock Sale terms include that the holders of the Series B preferred stock will have a right of first refusal to acquire up to a total of $5 million in the next private financing that the Company might choose to initiate.

         The Series B preferred stock is convertible at any time into Class A common stock of the Company with registration rights.


WorldCom Agreements

         As of the Record Date, the Company continued to have a significant business relationship with WorldCom, including the following:

         - Under the WorldCom Traffic Carriage Agreement, the Company agrees to terminate all Alaska-bound WorldCom long distance traffic and WorldCom agrees to terminate all of the Company's long distance traffic terminating in the lower 49 states, excluding Washington, Oregon and Hawaii


                                                                 Proxy Statement

         - WorldCom licenses certain service marks to the Company for use in Alaska

         -    WorldCom has purchased certain service marks of the Company

         - The parties agree to share some communications network resources and various marketing, engineering and operating resources

         - Company manages and has agreed to acquire WorldCom's 85% interest in Kanas Telecom, Inc., a company that owns and operates a fiber optic cable system constructed along the trans-Alaska oil pipeline corridor extending from Prudhoe Bay to Valdez, Alaska

         The Company handles WorldCom's 800 traffic originating in Alaska and terminating in the lower 49 states and handles traffic for WorldCom's calling card customers when they are in Alaska, while WorldCom originates calls for the Company's calling card customers when they are in the lower 49 states. Revenues attributed to the WorldCom Traffic Carriage Agreement in 2000 were approximately $53.1 million, or approximately 18.1% of total revenues.


Prime Management Agreement

         In connection with its acquisition of several cable systems in 1996, the Company entered into the Prime Management Agreement, a cable television management agreement with Prime Management, i.e., Prime II Management, L.P., a Delaware limited partnership, to manage those systems. Under the Voting Agreement, the parties to it agreed to vote for the nominee designated by Prime Management in the election of directors to the Board. The Company is unaware of the total shareholdings in the Company of Prime Management and its affiliates. See, "Management of Company: Voting Agreement"; and "Ownership of Company:
Changes in Control -- Voting Agreement."

         Under the Prime Management Agreement, the Company pays Prime Management a fee for managing the Company's cable systems. For management services under the agreement and subsequent to October 31, 1997, Prime Management agreed to consideration in the form of $125,000 and a stock warrant which provides for the purchase of 425,000 shares of Company Class A common stock at a price of $3.25 per share. The Company paid to Prime Management fees for similar services in the amount of $200,000 for the nine-month period ended October 31, 1999. The Company paid fees for similar services in the amount of $233,000 for the seven month period ended July 31, 2000. The warrant was exercised in June 2000.



                                                                 Proxy Statement

         The Company was required to reimburse Prime Management for any costs and expenses incurred by it in connection with managing the Company's cable systems, including travel and entertainment expenses. The agreement terminated in July 2000 by mutual agreement of the parties.


Duncan Leases

         The Company entered into a long-term capital lease agreement ("Duncan Lease") in 1991 with a partnership in which Mr. Duncan, the President and Chief Executive Officer and a director of the Company, held a 50% ownership interest. Mr. Duncan sold his interest in the partnership in 1992 to Dani Bowman, who later became Mr. Duncan's spouse. However, Mr. Duncan remains a guarantor on the note which was used to finance the acquisition of the property subject to the Duncan Lease. That property consists of a building presently occupied by the Company. The Duncan Lease term is 15 years with monthly payments of $14,400, increasing in $800 increments at each two-year anniversary of the lease, beginning in 1993.

         As of the Record Date, the monthly payments were $17,600. If the partnership sells the property subject to the Duncan Lease prior to the end of the tenth year of the Duncan Lease, the partnership will pay to the Company one-half of the net proceeds in excess of $1,035,000. If that property is not sold prior to the end of the tenth year of the lease, the partnership will pay to the Company the greater of one-half of the appreciated value of the property over $1,035,000, or $500,000. The property subject to the Duncan Lease was capitalized in 1991 at the partnership's cost of $900,000, and the Duncan Lease obligation was recorded in the consolidated financial statements of the Company. See, "Annual Report."

         On September 11, 1997, the Company purchased for $150,000, a parcel of property adjoining the property subject to the Duncan Lease. The parcel was purchased to provide space for additional parking facilities for the Company's use of the adjoining property under the Duncan Lease. A portion of the parcel, valued at $87,900, was simultaneously deeded to Dani Bowman in order to accommodate the platting requirements of the Municipality of Anchorage necessary to allow use of the parcel for parking facilities. In June 1999, the Company agreed, in exchange for a payment of $135,000, to extend the lease term for an additional five-year term expiring September 30, 2011 at a rental rate of $20,000 per month and to incorporate the adjoining property into the lease agreement.

         In January 2001 the Company entered into an aircraft operating lease agreement with a company owned by Mr. Duncan. The lease agreement is month-to-month, may be terminated at any time upon 120 days written notice and provides for a monthly lease rate at $40,000. Upon executing the lease agreement, the lessor was granted an option to purchase 250,000 shares of Company Class A common stock at $6.50 per



                                                                 Proxy Statement
share. At January 22, 2001, a portion of the option became exercisable for 83,333 shares. The remaining portion of the option for 166,667 shares became exercisable at a rate of approximately 11,000 shares per month, beginning February 22, 2001. The Company paid a deposit of $1.5 million to the lessor in connection with the lease agreement. The deposit will be repaid to the Company upon the earlier of 36 months from the initial date of the lease agreement, 6 months after the lease terminates, or 9 months after the date of a termination notice as provided in the lease agreement.


Hughes and Behnke Stock Sales

         The Company has purchased shares of Class A common stock from Mr. Hughes for the purpose of funding his deferred compensation account under the Hughes Agreement. Similarly, the Company has purchased shares of Class A common stock from Mr. Behnke for the purpose of funding his deferred compensation account under the Behnke Agreement. These transactions are described further elsewhere in this Proxy Statement. See, "Management of Company: Executive Compensation" and "-- Employment and Deferred Compensation Agreements."


Indebtedness of Management

         A significant portion of the compensation paid to executive officers of the Company is in the form of stock options. Because insider sales of capital stock of the Company upon exercise of such options may have a negative impact on the price of the Company's common stock, the Board has encouraged executive officers of the Company not to exercise stock options and sell the underlying stock to meet personal financial requirements. The Company has instead extended loans to such executive officers secured by their shares or options. As of the Record Date, total indebtedness of management was $5,359,202 (including accrued interest of $787,556), $1,309,982 in principal amount of which was secured by shares or options, $519,058 of which was otherwise secured by collateral of the borrowers, and $2,742,606 of which was unsecured.

         As of the Record Date, Mr. Duncan was indebted to the Company in the aggregate principal amount of $1,112,500 plus accrued interest of $240,162 ("Outstanding Duncan Loans"). The Outstanding Duncan Loans were made to Mr. Duncan for his personal use and to exercise stock option agreements. They consist of a loan of $150,000 made in December 1996, an additional loan of $50,000 made in January 1997, an additional loan of $150,000 made in December 1997, an additional loan of $600,000 made in October 1998, and $162,500 in November 1999. These loans accrue interest at the Company's variable rate under the Company's senior credit facility, are unsecured and become due and payable, together with accrued interest through November 1, 2002.


                                                                 Proxy Statement

         The largest aggregate principal amount of indebtedness owed by Mr. Duncan to the Company at any time since January 1, 2000 was $1,112,500, all of which remained outstanding as of the Record Date.

         In addition to the previously described indebtedness of Mr. Duncan, during 2000 the Company made payments to others on behalf of Mr. Duncan in the amount of $24,497. The amount of these payments by the Company during 2000 and through March 31, 2001 came to $26,285. The payments bear no interest, and the Company expects to be reimbursed by Mr. Duncan for them.

         The Company loaned $45,000 to Mr. Hughes in December 1995 for his personal requirements. The principal under the promissory note bears interest at the Company's variable rate under its senior credit facility and is unsecured. The principal is due, together with accrued interest, on June 30, 2003. In August 1996 and April 1999, Mr. Hughes received advances of $25,000 and $20,000, respectively, from the Company which bear interest at the Company's variable rate under its senior credit facility. This indebtedness is unsecured. The $25,000 advance is to be repaid by Mr. Hughes on June 30, 2003. The $20,000 advance was repaid in June 1999. On December 3, 1999, the Company loaned Mr. Hughes an additional $882,500 to exercise stock options. The loan is unsecured, bears interest at the Company's variable rate under its senior credit facility and is due on December 3, 2002. On July 28, 2000, the Company loaned Mr. Hughes an additional $677,606 to exercise Company stock options. The loan is unsecured with interest at the Company's variable rate under its senior credit facility and is due on June 30, 2003. As of the Record Date, the accrued interest under these advances and loans was $157,131.

         In addition to the previously described indebtedness of Mr. Hughes, during 2000 the Company made payments to others on behalf of Mr. Hughes in the amount of $21,838. The amount of these payments by the Company during 2000 and through March 31, 2001 came to $23,936. The payments bear no interest, and the Company expects to be reimbursed by Mr. Hughes for them.

         As of the Record Date, Messrs. Behnke and Dowling were indebted to the Company in the respective principal amounts of $459,002 and $1,000,981 plus accrued interest of $81,318 and $246,238, respectively. As of the Record Date, Ms. Tindall had no principal balance in indebtedness to the Company but had accrued interest owed in the amount of $1,419.

         The $459,002 owed by Mr. Behnke, is secured by an option to purchase 100,000 shares of Company Class A common stock ("Behnke Collateral"), all of which is due and payable, together with accrued interest through November 1, 2004 and consists of the following:


                                                                 Proxy Statement

         -    $9,002 (remaining balance on a $48,000 loan entered into in April
              1993) borrowed for his personal requirements, which amount bears interest at 9% per annum

         - $50,000 borrowed in September 1995 for his personal requirements, which amount bears interest at the Company's variable rate under its senior credit facility

         - $50,000 borrowed in January 1997 for his personal requirements, which amount bears interest at the Company's variable rate under the Company's senior credit facility

         - $50,000 borrowed in June 1999 for this personal requirements, which amount bears interest at the Company's variable rate under its senior credit facility

         - $50,000 borrowed in September 1999 for his personal requirements, which amount bears interest at the Company's variable rate under its senior credit facility

         - $250,000 borrowed in November 1999 for his personal requirements, which amount bears interest at the Company's variable rate under its senior credit facility

Should the Company elect to terminate Mr. Behnke's employment, other than for cause prior to November 1, 2004, the Company will forgive any remaining balance of principal and interest associated with the September and November 1999 borrowings.

         Of the $1,000,981 owed by Mr. Dowling, $850,981 is secured by 160,297 shares of Class A common stock and 74,028 shares of Class B common stock. This indebtedness consists of $224,359 borrowed in August 1994 and $86,000 borrowed in April 1995, each to pay income taxes due upon exercise of stock options, an additional $20,000 borrowed in June 1997, and an additional $5,500 borrowed in June 1998, all for his personal requirements, and an additional $515,122 borrowed on January 7, 2000 to exercise stock options. On May 17, 2000, the Company advanced an additional $150,000 to Mr. Dowling for his personal requirements. The loan is secured by a second deed of trust on real property. Mr. Dowling's loans are payable in full through August 26, 2004 and bear interest at the Company's variable rate under its senior credit facility.

         The Company loaned Ms. Tindall $70,000 in January 1996 and an additional $50,000 in May 1998, both for her personal requirements, which amounts accrued interest at the rate of 6.54% per annum, were secured by options to purchase 150,000 shares of Class A common stock and were due and payable, together with accrued interest, on January 1, 2001. So long as Ms. Tindall remains in the employ of the


                                                                 Proxy Statement

Company, the accrued interest payment will be waived at the beginning of each year. Interest forgiven for the year ended December 31, 2000 was $7,848. Interest accrued as of the Record Date totaled $1,419. The notes were repaid on February 8, 2001.

         The largest aggregate principal amount of indebtedness owed to the Company by each of Mr. Behnke, Mr. Dowling and Ms. Tindall at any time since January 1, 2000 and through the Record Date was, as of the Record Date, $459,002, $1,000,981, and $120,000, respectively.

         The Company loaned $185,000 to Mr. Lowber during April 1997 to purchase real property. The promissory note is secured by the cash surrender value of a life insurance policy, bears interest at 6.49% and will be due and payable, together with accrued interest, in three equal annual installments beginning June 30, 2002. So long as Mr. Lowber remains in the employ of the Company, the accrued interest will be waived at the beginning of each year. Interest to be forgiven for the year ended December 31, 2000 was $12,007.

         In July 1998, September 1998, and February 1999, the Company loaned Mr. Lowber, $46,819, $33,935, and $103,303, respectively. The proceeds of the loans were used to exercise rights under a stock option agreement and pay income taxes resulting from that exercise. These notes are secured by the cash surrender value of a life insurance policy, bear interest at the Company's variable rate under its senior credit facility and are due on June 30, 2003. Interest accrued as of the Record Date totaled $33,954.


Registration Rights Agreements

         The Company is a party to registration rights agreements ("Registration Rights Agreements") with WorldCom regarding Class A common stock, the holders of Company Series B preferred stock (Toronto Dominion Investments, Inc. and Prime VIII, L.P.) and certain other persons. Since January 1, 2000 and up through the Record Date, the Company believed the only party to those agreements who owned of record or beneficially more than five percent of any class of the Company's common stock was WorldCom (Class A common stock), and Toronto Dominion Investments, Inc. and Prime VIII, L.P. (Series B preferred stock convertible to Class A common stock). None of these persons, other than those identified elsewhere in this Proxy Statement, were directors, officers, nominees for election as directors, owners of 5% or more of the outstanding stock of the Company, or members of the immediate family of such directors, officers, or nominees of the Company. All of the WorldCom shareholdings of the Company and all of the shareholdings of Toronto Dominion Investments, Inc. and Prime VIII, L.P. are subject to corresponding Registration Rights Agreements with the Company. See, "Management of Company: Directors and Executive Officers" and "Ownership of Company."


                                                                 Proxy Statement

         The terms of the Registration Rights Agreements vary, although they generally share several common terms. The basic terms are as follows.

         If the Company proposes to register any of its securities under the Securities Act of 1933, as amended ("Securities Act") for its own account or for the account of other shareholders, the Company must notify all of the holders under the Registration Rights Agreements of the Company's intent to register such common stock. In addition, the Company must allow the holders an opportunity to include their shares ("Registerable Shares") in that registration.

         Each holder also has the right, under certain circumstances, to require the Company to register all or any portion of such holder's Registerable Shares under the Securities Act. The Registration Rights Agreements are subject to certain limitations and restrictions including, in cases other than the Series B preferred stock, the right of the Company to limit the number of Registerable Shares included in the registration. Generally, the Company is required to pay all registration expenses in connection with each registration of Registerable Shares pursuant to the Registration Rights Agreements.

         The Registration Rights Agreement between the Company and WorldCom, dated March 31, 1993, specifically requires the Company to effect no more than two registrations at the request of WorldCom. However, each registration request by WorldCom must include Registerable Shares having an aggregate market value of more than $500,000. WorldCom executed a second Registration Rights Agreement with the Company dated October 31, 1996, pursuant to which the Company is required to effect no more than two registrations at the request of WorldCom, with each request to cover Registerable Shares having an aggregate market value of at least $1.5 million.

         The Registration Rights Agreement between the Company and the holders of the Series B preferred stock pertains to Class A common stock which is issued by the Company upon the holders' exercise of rights to convert the Series B preferred stock. The agreement specifically requires the Company to effect no more than two registrations at the request of holders of at least 15% of the registerable securities.

                              OWNERSHIP OF COMPANY

Principal Shareholders

         The following table sets forth, as of the Record Date, certain information regarding the beneficial ownership of Company Class A common stock and Class B common stock and Company Series B preferred stock by each of the following:


                                                                 Proxy Statement

         - Each person known by the Company to own beneficially 5% or more of the outstanding shares of Class A common stock or Class B common stock, or Series B preferred stock

         -    Each director of the Company

         -    Each of the Named Executive Officers

         - All current executive officers and directors of the Company as a group

All information with respect to beneficial ownership has been furnished to the Company by the respective shareholders of the Company.

                                                   Amount and
                                                   Nature of                                             % Combined
                                                   Beneficial                      % of Total Shares        Voting
     Name and Address of             Title of     Ownership(2)                        Outstanding           Power
     Beneficial Owner(1)             Class(2)         (#)         % of Class(2)    (Class A & B)(2)    (Class A & B)(2)
     -------------------             --------     ------------    -------------    -----------------   ----------------
                                                                                     I        II         I         II
                                                                                    ---      ----       ---       ----
     Parties to Voting
     Agreement:

     WorldCom(3)                      Class A     8,251,509            16.8         18.0     16.8       23.9      23.0
     515 East Amite Street            Class B     1,275,791            32.7
     Jackson, MS  39201-2702         Series B           ---             ---

     Ronald A. Duncan(3)              Class A     1,156,554(4)          2.4          3.1      2.9        6.6       6.3
                                      Class B       460,021(4)         11.8
                                     Series B           ---             ---

     Robert M. Walp(3)                Class A       365,312(5)            *          1.3      1.2        3.9       3.7
                                      Class B       303,457(5)          7.8
                                     Series B           ---             ---

        Aggregate Shares              Class A     9,616,385(6)         19.6(6)      22.0(6)  20.6(6)    34.1(6)   32.8(6)
        Subject to Voting Agreement   Class B     2,030,591(6)         52.1(6)
                                     Series B           ---             ---

     GCI Qualified Employee Stock     Class A     4,296,693             8.8          8.4      7.8        6.4       6.1
     Stock Purchase Plan              Class B       130,397             3.3
     2550 Denali St., Ste. 1000      Series B           ---             ---
     Anchorage, AK  99503

     Kim Magness                      Class A       258,992(7),(8)        *          2.1      2.0        9.9       9.5
     c/o Raymond L. Sutton, Jr.       Class B       844,848(7),(8)     21.7
     303 East 17th Ave., Ste. 1100   Series B           ---             ---
     Denver, CO  80203-1264

                                                                 Proxy Statement

                                                   Amount and
                                                   Nature of                                             % Combined
                                                   Beneficial                      % of Total Shares        Voting
     Name and Address of             Title of     Ownership(2)                        Outstanding           Power
     Beneficial Owner(1)             Class(2)         (#)         % of Class(2)    (Class A & B)(2)    (Class A & B)(2)
     -------------------             --------     ------------    -------------    -----------------   ----------------
                                                                                     I        II         I         II
                                                                                    ---      ----       ---       ----
     Gary Magness                     Class A       264,317(7),(8)        *          2.1      2.0        9.9       9.5
     c/o Raymond L. Sutton, Jr.       Class B       843,448(7),(8)     21.7
     303 East 17th Ave., Ste. 1100   Series B           ---             ---
     Denver, CO  80203-1264

     Dimensional Fund Advisors,       Class A     3,732,100             7.6          7.0      6.6        4.3       4.1
     Inc.                             Class B           ---             ---
     1299 Ocean Ave., 11th Floor     Series B           ---             ---
     Santa Monica, CA  90401

     Merrill Lynch Asset              Class A     2,981,690             6.1          5.6      5.3        3.4       3.3
     Management Group                 Class B           ---             ---
     World Financial Center,         Series B           ---             ---
     North Tower
     250 Vesey Street
     New York, New York  10381

     Prime VIII, L.P.                 Class A           -0-(9)          ---          ---      1.6        ---       1.0
     3000 One American Center         Class B           ---             ---
     600 Congress Avenue             Series B         5,000              25
     Austin, Texas 78701

     Toronto Dominion                 Class A       392,582(9)            *          ---      5.5        ---       3.4
     Investments, Inc.                Class B           ---             ---
     31 West 52nd Street             Series B        15,000              75
     New York, NY 10019-6101

     William C. Behnke                Class A       207,054(10)           *            *        *          *         *
                                      Class B           ---             ---
                                     Series B           ---             ---

     Ronald R. Beaumont               Class A           ---             ---          ---      ---        ---       ---
                                      Class B           ---             ---
                                     Series B           ---             ---

     Stephen M. Brett                 Class A        25,000(11)           *            *        *          *         *
                                      Class B           ---             ---
                                     Series B           ---             ---

     Donne F. Fisher                  Class A       362,335(11),(12)      *          1.5      1.4        5.4       5.2
                                      Class B       437,688(11),(12)   11.2
                                     Series B           ---             ---

                                                                 Proxy Statement

                                                   Amount and
                                                   Nature of                                             % Combined
                                                   Beneficial                      % of Total Shares        Voting
     Name and Address of             Title of     Ownership(2)                        Outstanding           Power
     Beneficial Owner(1)             Class(2)         (#)         % of Class(2)    (Class A & B)(2)    (Class A & B)(2)
     -------------------             --------     ------------    -------------    -----------------   ----------------
                                                                                     I        II         I         II
                                                                                    ---      ----       ---       ----
     William P. Glasgow               Class A        21,204(13)           *            *        *          *         *
                                      Class B           ---             ---
                                     Series B           ---             ---

     G. Wilson Hughes                 Class A       692,291(14)         1.4          1.3      1.2          *         *
                                      Class B         2,782(14)           *
                                     Series B           ---             ---

     Paul S. Lattanzio                Class A           ---             ---          ---      ---        ---       ---
                                      Class B           ---             ---
                                     Series B           ---             ---

     John M. Lowber                   Class A       517,981(15)         1.1            *        *          *         *
                                      Class B         6,304(15)           *
                                     Series B           ---             ---

     Stephen R. Mooney                Class A           ---             ---          ---      ---        ---       ---
                                      Class B           ---             ---
                                     Series B           ---             ---

     Carter F. Page                   Class A        86,499(11),(16)      *            *        *        2.2       2.1
                                      Class B       186,923             4.8
                                     Series B           ---             ---

     James M. Schneider               Class A        55,000(11)           *            *        *          *         *
                                      Class B           ---             ---
                                     Series B           ---             ---

     Dana L. Tindall                  Class A       196,838(17)           *            *        *          *         *
                                      Class B         3,845(17)           *
                                     Series B           ---             ---

     All Directors and Executive      Class A     4,082,431(18)         8.1         10.3      9.7       21.5      20.7
       Officers As a Group            Class B     1,501,993(18)        38.5
       (15 Persons)                  Series B        20,000(18)         100

--------------------------------

    * Represents beneficial ownership of less than 1% of the corresponding class or series stock.

    1 Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. Shares of stock of the Company that a person has the right to acquire within 60 days of the Record Date are deemed to be beneficially owned by such person and are included in the computation of the ownership and voting percentages only of such person. Each person has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the footnotes to the table.

    2 "Title of Class" includes Company Class A common stock, Class B common stock and Series B preferred stock. "Amount and Nature of Beneficial Ownership" and "% of Class" are given for each class or series of stock. "% of Total Shares



                                                                 Proxy Statement
                                                                         Page 42

       Outstanding" and "Combined Voting Power" are given (a) under column I as excluding Series B preferred stock outstanding and (b) under column II as including Series B preferred stock outstanding and on an as-converted to Class A common stock basis at the conversion price set in the Preferred Stock Sale, i.e., $5.55 per share. Using this ratio and as of the Record Date, the 20,000 shares of Series B preferred stock (excluding accrued dividends payable in cash or in Class A common stock to that date) would convert to 3,603,603 shares. Using this ratio, the 5,000 shares of Series B preferred stock held by Prime VIII, L.P. are equivalent to 900,901 shares of Class A common stock, and the 15,000 shares of Series B preferred stock held by Toronto Dominion Investments, Inc. are equivalent to 2,702,702 shares of Class A common stock.

    3 Each of these persons is a party to Voting Agreement and can be deemed a beneficial owner of all of the 9,616,385 shares of Class A common stock and 2,030,591shares of Class B common stock that are subject to the Voting Agreement. See, within this section, "--Changes in Control." WorldCom reported shared voting and investment power with respect to shares held by it that are subject to the Voting Agreement. Messrs. Duncan and Walp reported shared voting power with respect to shares held by each of them that were subject to the Voting Agreement .

    4 Includes 117,315 shares of Class A common stock and 6,270 shares of Class B common stock allocated to Mr. Duncan under the Stock Purchase Plan. Does not include 195,331 shares of Class A common stock held by the Company in treasury pursuant to deferred compensation agreements with the Company. See, "Management of Company: Executive Compensation." Does not include 18,560 shares of Class A common stock or 8,242 shares of Class B common stock held by the Amanda Miller Trust, with respect to which Mr. Duncan has no voting or investment power. Does not include 5,760 shares of Class A common stock or 27,020 shares of Class B common stock held by Dani Bowman, Mr. Duncan's wife, of which Mr. Duncan disclaims beneficial ownership. Includes 127,777 shares of Class A common stock which a company owned by Mr. Duncan has the right to acquire within 60 days of the Record Date by the exercise of stock options.

    5 Includes 38,229 shares of Class A common stock and 2,408 shares of Class B common stock allocated to Mr. Walp under the Stock Purchase Plan. Includes 1,446 shares of Class A common stock which Mr. Walp has the right to acquire within 60 days of the Record Date by the exercise of vested stock options.

    6 Does not include shares allocated to Messrs. Duncan and Walp under the Stock Purchase Plan.

    7 Includes 76,688 shares of Class A and 620,608 shares of Class B common stock owned by Magness FT Investment Company, LLC of which Mr. Magness owns a 50% interest.

    8 Includes 177,324 shares of Class A and 198,440 shares of Class B common stock owned by Magness Securities, LLC of which Mr. Magness owns a 50% interest.

    9  Excludes accrued dividends.

    10 Includes 206,949 shares which Mr. Behnke has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Does not include 9,055 shares of Company Class A common stock held in treasury by the Company pursuant to the Behnke deferred compensation agreement.

    11 Includes 25,000 shares of Company Class A common stock each to Messrs.
       Brett, Fisher, Page, and Schneider which they each respectively have the right to acquire within 60 days of the Record Date by the exercise of respective stock options.

    12 Includes 300,200 shares of Class A and 225,000 shares of Class B common stock owned by Fisher Capital Partners, Ltd., the corporate general partner of which is controlled by Mr. Fisher.

    13 Does not include shareholdings of Prime II Management, Inc. and its affiliate Prime II Investments, L.P., whose shareholdings included 278,031 shares and 425,000 shares of Company Class A common stock, respectively, does not include 5,000 shares of Company Series B preferred stock held by Prime VIII, L.P., and does not include 158 shares beneficially owned by minor children of Mr. Glasgow. Mr. Glasgow claims not to have or share investment control of the shares held by these entities, and he disclaims any beneficial ownership of the shares held by these entities or held by his children.

    14 Includes 130,000 shares of Class A common stock which Mr. Hughes has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 48,291 shares of Class A common stock and 2,782 shares of Class B common stock allocated to Mr. Hughes under the Stock Purchase Plan. Does not include 47,437 shares of Class A common stock held in treasury by the Company pursuant to the Hughes Agreement. See, "Management of Company: Employment and Deferred Compensation Agreements."

    15 Includes 370,282 shares which Mr. Lowber has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 40,041 shares of Class A common stock and 6,034 shares of Class B common stock allocated to Mr. Lowber under the Stock Purchase Plan.



                                                                 Proxy Statement
                                                                         Page 43

    16 Does not include 10,350 shares of Class A and 21,825 shares of Class B common stock held in trust for the benefit of Mr. Page's grandchildren of which Mr. Page disclaims beneficial ownership. The trustee of the trust is Keith Page, Mr. Page's son.

    17 Includes 140,524 shares which Ms. Tindall has the right to acquire within 60 days of the Record Date by the exercise of vested stock options. Includes 56,055 shares of Class A common stock and 3,845 shares of Class B common stock allocated to Ms. Tindall under the Stock Purchase Plan.

    18 Includes 992,817 shares of Class A common stock which such persons have the right to acquire within 60 days of the Record Date through the exercise of vested stock options. Includes 326,758 shares of Class A common stock and 24,498 shares of Class B common stock allocated to such persons under the Stock Purchase Plan. Does not include ownership of parties to the Voting Agreement other than Messrs. Duncan and Walp. Excludes, as of the Record Date, all of the outstanding Series B Preferred Stock (on an as-converted basis to Company Class A common stock) owned by an affiliate of Mr. Lattanzio and the other holder (Prime VIII, L.P.) of the Company's Series B preferred stock who recommended Mr. Lattanzio to be on the Board under the terms of that offering.

--------------------------------

Changes in Control

      Series B Preferred Stock. With the Company's sale of the Series B preferred stock in 1999 as described elsewhere in this Proxy Statement, the purchasers of those shares now have the right to vote on all matters presented for vote to the holders of Company Class A common stock on an as-converted basis. In addition, the holders of the outstanding Series B preferred stock have limited voting rights as a class or otherwise to require the Company to request their consent on specific actions which might be taken including amending the Articles, restructuring the Company, paying dividends, and redeeming stock. Under the present Articles, the Class A common stock and Class B common stock vote for directors and on such specific actions, as one class, with limited exceptions as set forth in the Alaska Corporations Code. These exceptions include action to amend the articles of incorporation of a corporation in certain specific areas including changes in the designations, preferences, limitations, or relative rights of shares of the class.

      Holders of outstanding Series B preferred stock have the right to convert their shares into Class A common stock of the Company at a specified conversion price, as adjusted. As of the Record Date the conversion price was $5.55 per share. Using that conversion price and assuming the conversion of all of the outstanding Series B preferred stock as of the Record Date, the stock could be converted into 3,603,603 shares of Class A common stock of the Company (excluding dividends accrued through that date) which would constitute approximately 6.8% of its outstanding Class A common stock.

      As a part of the terms of the issuance of the Series B preferred stock, the Board increased its size by one director to ten directors and resolved to appoint an individual recommended by the holders of that preferred stock. Under the terms of that issuance of preferred stock, the Board must take the recommendation of those holders in filling any subsequent vacancy in that position. Should the holders of common stock of the Company in subsequent shareholder meetings not elect that individual or another individual proposed by the holders of the Series B preferred stock, those holders would



                                                                 Proxy Statement
have the right to appoint an observer at the meetings of the Board and other observer rights relating to the Board as described elsewhere in the Proxy Statement.

      The terms of the issuance of the Series B preferred stock further provide that the rights of holders of that preferred stock relating to the Board seat and observer are to remain effective so long as any of that preferred stock remains outstanding. See, "Certain Transactions: Series B Preferred Stock."

      Voting Agreement. As of the Record Date, the Voting Agreement provided, in part, that the voting stock of the parties to it will each be voted at shareholder meetings as a block in favor of two nominees proposed by WorldCom and one nominee each for Messrs. Duncan and Walp. See, "Management of Company:
Voting Agreement."

      Pledged Assets and Securities. The obligations of the Company under its credit facilities are secured by substantially all of the assets of the Company and its direct and indirect subsidiaries. Upon a default by the Company under such agreements, the Company's lenders could gain control of the assets of the Company, including the capital stock of the Company's subsidiaries. The Company has been at all times since January 1, 2000 and up through the Record Date, in compliance with all material terms of these credit facilities. These obligations and pledges are further described in the Annual Report. See, "Annual Report."

      Senior Notes. On August 1, 1997, GCI, Inc., an Alaska corporation and wholly-owned subsidiary of the Company, publicly sold $180 million of unsecured 9.75% senior notes ("Senior Notes"). The Senior Notes are due in 2007. GCI, Inc. was formed specifically to issue the Senior Notes. The Senior Notes are subject to the terms of an indenture ("Indenture") entered into by GCI, Inc. Upon the occurrence of a change of control, as defined in the Indenture, GCI, Inc. is required to offer to purchase the Senior Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest.

      The Indenture provides that the Senior Notes are redeemable at the option of GCI, Inc. at specified redemption prices commencing in 2002. In addition, prior to August 1, 2000, GCI, Inc. is permitted to redeem up to 33-1/3% of the Senior Notes out of the net cash proceeds of one or more public equity offerings. The terms of the Senior Notes contain limitations on the ability of GCI, Inc. and its restricted subsidiaries to incur additional indebtedness, limitations on investments, payment of dividends and other restricted payments and limitations on liens, asset sales, mergers, transactions with affiliates and operation of unrestricted subsidiaries. The Indenture also limits the ability of GCI, Inc. and its restricted subsidiaries to enter into or allow to exist specified restrictions on the ability of GCI, Inc. to receive distributions from restricted subsidiaries.

      For purposes of the Indenture and the Senior Notes, the restricted subsidiaries consist of all direct or indirect subsidiaries of the Company, with the exception of the



                                                                 Proxy Statement
unrestricted subsidiaries. As of the Record Date, the unrestricted subsidiaries were entities formed by the Company in conjunction with its Fiber Facility as described in the Company's Annual Report. These unrestricted subsidiaries consisted of GCI Transport Co., Inc., GCI Satellite Co., Inc., GCI Fiber Co., Inc., Fiber Hold Co., Inc. and Alaska United Fiber System Partnership. See, "Annual Report."

      Both the Company and GCI, Inc. have, since January 1, 2000 and up through the Record Date, been in compliance with all material terms of the Indenture including making timely payments on the obligations of GCI, Inc.


                        LITIGATION AND REGULATORY MATTERS

      The Company was, as of the Record Date, involved in several administrative and civil action matters primarily related to its telecommunications markets in Alaska and the remaining 49 states and other regulatory matters. These actions are discussed in the Company's Annual Report. See, "Annual Report."


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Overview

      The Company Board retained KPMG LLP as the independent certified public accountants for the Company during the fiscal year ended December 31, 2000. It is anticipated that the Board will appoint KPMG LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 2001. A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have the opportunity to make a statement, if so desired, and will be able to respond to appropriate questions.

Audit Fees

      The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and the review of the financial statements included in the Company's Forms 10-Q for that year was $136,089.


Financial Information System Design and Implementation Fees

      KPMG LLP did not for the year ended December 31, 2000 provide professional services to the Company relating to operating, or supervising the operation of, the Company's information systems or managing the Company's local area network or



                                                                 Proxy Statement
otherwise providing services or information that was significant to the Company's financial statements for that year.

All Other Fees

      The aggregate fees billed by KPMG LLP for services rendered for the year ended December 31, 2000, other than services previously described in this section, was $37,857.

                                  ANNUAL REPORT

      The Annual Report to shareholders of the Company in the form of Form 10-K for the year ended December 31, 2000 is enclosed with this Proxy Statement. Exhibits to that Form 10-K, as amended, are not enclosed. However, that form includes a list briefly describing all of those exhibits. In addition, the Company will furnish a copy of an exhibit to a Shareholder upon written request to the Company and payment of a fee to cover the Company's expenses in furnishing that exhibit. Request for exhibits are to be addressed to the Company as follows: General Communication, Inc., 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503, ATTN: Corporate Secretary.

                          FUTURE SHAREHOLDER PROPOSALS

      Certain matters are required to be considered at an annual meeting of shareholders of the Company, e.g., the election of directors. From time to time, the board of directors of the Company may wish to submit to those shareholders other matters for consideration. Additionally, those shareholders may be asked to consider and take action on proposals submitted by shareholders who are not members of management that cover matters deemed proper under regulations of the Securities and Exchange Commission and applicable state laws.

      Should a shareholder wish to have a proposal included in management's proxy statement and form proxy for the 2002 annual meeting of shareholders, the proposal must be received by the Company at 2550 Denali Street, Suite 1000, Anchorage, Alaska 99503, ATTN: Corporate Secretary, not earlier than December 5, 2001 and not later than January 4, 2002.

      Under the Bylaws, any shareholder wishing to make a nomination for director or wishing to introduce any business at the 2002 annual meeting must give the Company advance notice as described in the Bylaws. To be timely, the Company must receive the nomination or shareholder proposal for the 2002 meeting at the Company`s offices as previously identified not earlier than December 5, 2001 and not later than January 4, 2002. Nominations for director must describe various matters as specified in the Bylaws, including the name and address of each nominee, his or her occupation and number of shares held, and certain other information. The nomination must also be



                                                                 Proxy Statement
accompanied by written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

      In addition to the timely submission of notice previously described, a shareholder proposing to bring other business before the 2002 annual meeting must include in that notice a description of the proposed business (which must otherwise be a proper subject for action by the shareholders), the reasons for that other business and other matters specified in the Bylaws. The Board or the presiding officer at the meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law. The Articles and Bylaws also set forth specific requirements and limitations applicable to nominations and proposals at special meetings of shareholders.

      A shareholder making a nomination must be a person who was a shareholder of record both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. A shareholder who wishes to present a proposal of business at the meeting must, in addition to the previous requirements, be a person who has continuously held at least $2,000 in market value, or at least 1%, of the Company's securities entitled to be voted on the matter at the meeting for at least one year by the date of submission of the proposal to the Company for inclusion on the agenda of the meeting. Any such notice must be given to the Secretary of the Company at the address previously identified. Any shareholder desiring a copy of the Articles or Bylaws will be furnished a copy without charge upon written request to the Secretary.

      For any shareholder proposal that is not submitted for inclusion in the management proxy statement for that 2002 annual meeting but is instead sought to be presented directly at that meeting, the SEC rules permit management to vote proxies in its discretion if the Company (i) receives notice of the proposal during the time interval December 5, 2001 through January 4, 2002 and advises shareholders in the 2002 proxy statement about the nature of the matter and how management intends to vote on that matter, or (ii) does not receive notice of the proposal during the time interval December 5, 2001 through January 4, 2002. Management intends to exercise this authority, if necessary, in conjunction with the 2002 meeting.

      Management carefully considers all proposals and suggestions from shareholders. When adoption of a suggestion or proposal is clearly in the best interest of the Company and the shareholders generally and does not require shareholder approval, it is usually adopted by the Board, if appropriate, rather than being included in management's proxy statement.



                                                                 Proxy Statement

                                                                      APPENDIX I

                           GENERAL COMMUNICATION, INC.
                             AUDIT COMMITTEE CHARTER


                                      Role

         The role of the Audit Committee is to act on behalf of the board of directors of General Communication, Inc. ("Company") and to oversee all material aspects of the Company's report, control, and audit functions, except those specifically related to the responsibilities of another standing committee of the board. The committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Company processes for the management of business and financial risks and for compliance with significant applicable legal, ethical, and regulatory requirements.

         The role of the Audit Committee includes coordination with other board committees and maintenance of strong, positive working relationships with management, external auditors, counsel, and other committee advisors.


                                   Membership

         The Audit Committee shall consist of at least three and no more than six independent, nonexecutive board members as defined under the Operating Principles of this charter.

         Audit Committee members shall have the following knowledge and abilities:

         -    Knowledge of the primary industries in which the Company operates

         - Ability to read and understand fundamental financial statements, including a company's balance sheet, income statement, statement of cash flow, and key performance indicators
         - Ability to understand key business and financial risks and related controls and control processes

The committee shall have access to its own counsel and other advisors upon request to the board.

         One member of the Audit Committee, preferably the chair, must be literate in business and financial reporting and control, including knowledge of regulatory requirements, and must have past employment experience in finance or accounting or



General Communication, Inc. Audit Committee Charter                       Page 1
other comparable experience or background. Committee appointments shall be approved annually by the full board. The committee chair shall be selected by the committee members or, if the board directs, by the board.


                              Operating Principles

         The Audit Committee shall fulfill its responsibilities within the context of the following overriding principles:

         - Communications - The chair and others on the committee shall, to the extent appropriate, have contact throughout the year with senior management, other committee chairs and other key committee advisors, external auditors, etc., as applicable, to strengthen the committee's knowledge of relevant current and prospective business issues.

         - Committee Education and Orientation - The committee, with management, shall develop and participate in a process for review of important financial and operating topics that present potential significant risk to the Company. Additionally, individual committee members are encouraged to participate in relevant and appropriate self-study education to assure understanding of the business and environment in which the Company operates.

         - Annual Plan - The committee, with input from management and other key committee advisors, shall develop an annual plan responsive to the "primary committee responsibilities" detailed in this charter. The annual plan shall be reviewed and approved by the full board.

         - Meeting Agenda - Committee meeting agendas shall be the responsibility of the committee chair with input from committee members. It is expected that the chair would also ask for management and key committee advisors, and perhaps others, to participate in this process.

         - Committee Expectations and Informational Needs - The committee shall communicate its expectations and the nature, timing, and extent of its informational needs to management, and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors, and others at least one week in advance of meeting dates. Meeting conduct will assume board members have reviewed written materials in sufficient depth to participate in dialogue between the committee and the board.



General Communication, Inc. Audit Committee Charter                       Page 2

         - External Resources - The committee shall be authorized to access internal and external resources, as the committee requires, to carry out its responsibilities, subject to prior approval of such expenditures by the board.

         - Committee Meeting Attendees - The committee shall request members of management, counsel, and external auditors, as applicable, to participate in committee meetings, as necessary to carry out committee responsibilities. It shall be understood that external auditors or counsel, may, at any time, request a meeting with the committee or its chair, with or without management attendance. In any case, the committee shall meet separately with external auditors, at least annually.

         - Reporting to the Board of Directors - The committee, through the committee chair, shall report periodically, as deemed necessary, but at least annually, to the full board. In addition, summarized minutes from committee meetings, separately identifying monitoring activities from approvals, shall be available to each board member at least one week prior to the subsequent meeting of the board of directors.

         - Committee Self Assessment - The committee shall review, discuss, and assess its own performance as well as the committee's role and responsibilities, seeking input from senior management, the full board, and others. Changes, if any, in the committee's role and responsibilities shall be recommended to the full board for approval.

         - Independent Directors - The board shall be composed of executive and nonexecutive members. Independent members, i.e., independent directors, are nonexecutive members who have no relationship to the Company or its subsidiaries, directly or indirectly, that may interfere with the exercise of their independence from management and the Company. The term "independent director" shall specifically have the meaning ascribed to it under Nasdaq Stock Market Rule 4200(a)(15) which reads as follows:

                 "Independent director" means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

                 (a) a director who is employed by the corporation or any of its affiliates for the current year or any of the past three years;



General Communication, Inc. Audit Committee Charter                       Page 3

                 (b) a director who accepts any compensation from the corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

                 (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

                 (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the corporation made, or from which the corporation received, payments (other than those arising solely from investments in the corporation's securities) that exceed 5% of the corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

                 (e) a director who is employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.


                                Meeting Frequency

         The Audit Committee shall meet at least annually. Additional meetings shall be scheduled as considered necessary by the committee or chair of the committee.


                            Reporting to Shareholders

         The Audit Committee shall make available to shareholders a summary report on the scope of its activities. This report may be identical to the report that appears in the Company's annual report.



General Communication, Inc. Audit Committee Charter                       Page 4

                       Relationship with External Auditors

         - The external auditors, in their capacity as independent public accountants, shall be responsible to the board of directors and the Audit Committee as representatives of the shareholders.

         - As the external auditors review financial reports, they will be reporting to the Audit Committee. They shall report all relevant issues to the committee responsive to agreed-on committee expectations. In executing its oversight role, the board or committee shall review the work of external auditors.

         - The Audit Committee shall annually review the performance (effectiveness, objectivity, and independence) of the external auditors. The committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the committee shall discuss with the auditor relationships or services that may affect auditor objectivity or independence. If the committee is not satisfied with the auditors' assurances of independence, it shall take or recommend to the full board appropriate action to ensure the independence of the external auditor.

         - If the external auditors identify significant issues relative to the overall board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the chair of the Audit Committee.


                            Primary Responsibilities

Monitor Financial Reporting and Risk Control Related Matters

         The Audit Committee shall review and assess the following:

         - Risk Management - The Company's business risk management process, including the adequacy of the Company's overall control environment and controls in selected areas representing significant financial and business risk.

         - Annual Reports and Other Major Regulatory Filings - All major financial reports in advance of filing or distribution.

         - Internal Controls and Regulatory Compliance - The Company's system of internal controls for detecting accounting and reporting financial errors, fraud and defalcations, legal violations and noncompliance with its Declaration of Principles.


General Communication, Inc. Audit Committee Charter                       Page 5

         - Regulatory Examinations - Inquiries from the Securities and Exchange Commission and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and management's response.

         - External Audit Responsibilities - Auditor independence and the overall scope and focus of the annual or interim audits, including the scope and level of involvement with unaudited quarterly or other interim-period information.

         - Financial Reporting and Controls - Key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, the bases for audit conclusions and important conclusions on interim and year-end audit work in advance of the public release of financials.

         - Auditor Recommendations - Important external auditor recommendations on financial reporting, controls, other matters, and management's response; and the views of management and auditors on the overall quality of annual and interim financial reporting.

Other Matters

         The Audit Committee should review, assess, and approve the following:

         - Changes in important accounting principles and the application of them in both interim and annual financial reports.

         -    Significant conflicts of interest and related-party transactions.

         - External auditor performance and changes in external audit firm, subject to ratification by the full board.

         - Internal auditor performances and changes in internal audit leadership or key financial management, if applicable.

         APPROVED by the board of directors of General Communication, Inc. this 10th day of May, 2000.


                                    /s/
                                    John M. Lowber,
                                    Secretary


General Communication, Inc. Audit Committee Charter                       Page 6

                           SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                               (Amendment No. n/a)

Filed by the Registrant                     [X]
Filed by a Party other than Registrant      [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

         General Communication, Inc.
         (Name of Registrant as Specified in Its Charter)
         N/A
         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fees is calculated and state how it was determined):



         4)       Proposed maximum aggregate value of transaction:

         5)       Total fee paid:

         [ ]      Fee paid previously with preliminary materials.
         [ ]      Check box if any part of the fee if offset as provided by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed: